Exhibit 99.8

CONFIDENTIAL

Series 2054 RVMTP Exchange Agreement

PIMCO New York Municipal Income Fund II
PIMCO New York Municipal Income Fund
PIMCO New York Municipal Income Fund III

and

Banc of America Preferred Funding Corporation
as Investor

August 1, 2025

CONTENTS

SECTION	PAGE

ARTICLE I DEFINITIONS		3
1.1	Incorporation of Certain Definitions by Reference	9
ARTICLE II EXCHANGE AND TRANSFERS, COSTS AND EXPENSES; ADDITIONAL FEE; SETTLEMENT		9
2.1	Exchange and Transfer of the RVMTP Shares	10
2.2	Operating Expenses; Fees	11
2.3	Additional Fee for Failure to Comply with Reporting Requirement or Registration Rights Failure	11
2.4	[Reserved]	12
ARTICLE III CONDITIONS TO EFFECTIVE DATE		12
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE ACQUIRING FUND		13
4.1	Existence	13
4.2	Authorization; Contravention	13
4.3	Binding Effect	14
4.4	Financial Information	14
4.5	Litigation	14
4.6	Consents	15
4.7	Additional Representations and Warranties	15
4.8	Complete and Correct Information	20
4.9	N-14	20
4.10	1940 Act Registration	21
4.11	Effective Leverage Ratio; 1940 Act Asset Coverage	21
4.12	Investments	21
4.13	Due Diligence	21
4.14	Certain Fees	21
4.15	Eligible Assets	22
4.16	Capital Structure	22
ARTICLE V REPRESENTATIONS AND WARRANTIES OF EACH OF THE ACQUIRED FUNDS		22
5.1	Existence	22
5.2	Authorization; Contravention	22
5.3	Binding Effect	22
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE INVESTOR		23
6.1	Existence	23
6.2	Authorization; Contravention	23
6.3	Binding Effect	23
6.4	Own Account	23
6.5	Litigation	24
6.6	Consents	24
6.7	Investor’s Status	24
6.8	Experience of the Investor	24
6.9	General Solicitation	24
6.10	Certain Transactions	25

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6.11	Certain Fees	25
6.12	Access to Information	25
6.13	Due Diligence	25
ARTICLE VII COVENANTS OF THE ACQUIRING FUND		25
7.1	Information	26
7.2	No Amendment or Certain Other Actions Without Consent of the Investor	28
7.3	Maintenance of Existence	28
7.4	Tax Status of the Acquiring Fund	29
7.5	Payment Obligations	29
7.6	Compliance With Law	29
7.7	Maintenance of Approvals: Filings, Etc.	29
7.8	Inspection Rights; Status of Information	29
7.9	1940 Act Registration	30
7.10	Investments	30
7.11	Maintenance of Effective Leverage Ratio	30
7.12	Calculation and Paying Agent	31
7.13	Cooperation in the Sale of the RVMTP Shares	31
7.14	Securities Depository	31
7.15	Future Agreements	31
7.16	Eligible Assets	32
ARTICLE VIII MISCELLANEOUS		32
8.1	Notices	32
8.2	No Waivers	33
8.3	Expenses and Indemnification	33
8.4	Amendments and Waivers	36
8.5	Successors and Assigns	36
8.6	Term of this Agreement	37
8.7	Governing Law	37
8.8	Waiver of Jury Trial	37
8.9	Counterparts	37
8.10	Beneficiaries	38
8.11	Entire Agreement	38
8.12	Relationship to the Statement	38
8.13	Confidentiality	38
8.14	Severability	40
8.15	Consent Rights of the Majority Participants to Certain Actions.	40
8.16	No Individual Liability	42
SCHEDULE 1		Schedule 1
SCHEDULE 2		Schedule 2
ANNEX A		Annex A
EXHIBIT A	FORMS OF OPINIONS OF COUNSEL FOR THE ACQUIRING FUND	A-1
EXHIBIT A-1	FORM OF CORPORATE AND 1940 ACT OPINION	A-1-1
EXHIBIT A-2	FORM OF TAX OPINION	A-2-1
EXHIBIT A-3	FORM OF OPINION OF COUNSEL FOR THE CALCULATION AND PAYING AGENT	A-3-1
EXHIBIT B	ELIGIBLE ASSETS	B-1
EXHIBIT C	TRANSFEREE CERTIFICATE	C-1
EXHIBIT D	INFORMATION TO BE PROVIDED BY THE ACQUIRING FUND	D-1
EXHIBIT E	AMENDED AND RESTATED STATEMENT ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES OF THE REMARKETABLE VARIABLE RATE MUNIFUND TERM PREFERRED SHARES	E-1
EXHIBIT F	ACTION BY WRITTEN CONSENT OF SOLE SHAREHOLDER	F-1

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SERIES 2054 RVMTP EXCHANGE AGREEMENT dated as of August 1, 2025, between PIMCO NEW YORK MUNICIPAL INCOME FUND II, a closed-end fund organized as a Massachusetts business trust, as issuer (“PNI”, the “Acquiring Fund”, “Fund” or the “Issuer”); PIMCO New York Municipal Income Fund (“PNF”), PIMCO New York Municipal Income Fund III (“PYN”, and together with PNF the “Acquired Funds” and each an “Acquired Fund”) and BANC OF AMERICA PREFERRED FUNDING CORPORATION, a Delaware corporation, including its successors by merger or operation of law (and not merely by assignment of all or part of this Agreement), as the holder of the Acquired Fund Series 2054 RVMTP Shares (as defined below) and recipient of the RVMTP Merger Shares hereunder  (the “Investor”).

WHEREAS, the Acquiring Fund and the Investor entered into that certain RVMTP Purchase Agreement dated as of April 17, 2024 (the “RVMTP Purchase Agreement”), which relates to a Series of RVMTP Shares designated the Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2054, par value $0.00001 per share and liquidation preference $100,000 per share, which are subject to the terms and conditions of the RVMTP Purchase Agreement (the “Original PNI Series 2054 RVMTP Shares”);

WHEREAS, pursuant to the terms and subject to the conditions of the RVMTP Purchase Agreement, the Acquiring Fund issued and sold to the Investor, in exchange for the Purchase Price (as defined in the RVMTP Purchase Agreement), 500 Original PNI Series 2054 RVMTP Shares;

WHEREAS, concurrent with the execution of the RVMTP Purchase Agreement, (1) the Investor and PNF entered into that certain RVMTP Purchase Agreement dated as of April 17, 2024 (the “PNF Purchase Agreement”) pursuant to the terms and subject to the conditions of which PNF issued and sold to the Investor 410 Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2054 (the “PNF Series 2054 RVMTP Shares”) and (2) the Investor and PYN entered into that certain RVMTP Purchase Agreement dated as of April 17, 2024 (the “PYN Purchase Agreement”) pursuant to the terms and subject to the conditions of which PYN issued and sold to the Investor 260 Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2054 (the “PYN Series 2054 RVMTP Shares”, and together with the PNF RVMTP Series 2054 Shares, the “Acquired Fund Series 2054 RVMTP Shares”);

WHEREAS, the Original PNI Series 2054 RVMTP Shares, the PNF Series 2054 RVMTP Shares and the PYN Series 2054 RVMTP Shares are materially identical in all respects with the exception that the Original PNI Series 2054 RVMTP Shares are issued by the Acquiring Fund, the PNF Series 2054 RVMTP Shares are issued by PNF and the PYN Series 2054 RVMTP Shares are issued by PYN;

WHEREAS, the RVMTP Merger Shares (as defined below) issued in global form shall be registered in the name of The Depository Trust Company (“DTC”) or its nominee, and be evidenced by one or more global securities (the “Global RVMTP Shares”) held on behalf of members of or participants in DTC for the account of the Investor (the “DTC Participants”);

WHEREAS, the Acquiring Fund, PNF, and PYN have entered into that certain Agreement and Plan of Reorganization dated July 17, 2025 by and among the Acquiring Fund, PNF and PYN (the “Agreement and Plan of Reorganization”), which provides for the transfer of all of PNF and PYN’s respective assets to the Acquiring Fund in exchange for shares of Acquiring Fund and assumption by the Acquiring Fund of all the liabilities of PNF and PYN, followed by the distribution of such Acquiring Fund shares by PNF and PYN to their shareholders in complete liquidation of PNF and PYN, respectively (the “Reorganization”);

WHEREAS, the Acquiring Fund, PNF, PYN and the Investor now desire to enter into this Agreement (as defined below) in connection with the Agreement and Plan of Reorganization, in order to, among other things, document the issuance of 410 additional shares of the Acquiring Fund’s Series 2054 RVMTP Shares to PNF (such shares issued to PNF, the “PNF Merger Shares”) for distribution to the Investor as part of the complete liquidation of PNF, and 260 additional shares of the Acquiring Fund’s Series 2054 RVMTP Shares to PYN (such shares issued to PYN, the “PYN Merger Shares” and, together with the PNF Merger Shares, the “RVMTP Merger Shares”) for distribution to the Investor as part of the complete liquidation of PYN, in each case as part of the applicable Reorganization (the RVMTP Merger Shares together with the Original PNI Series 2054 RVMTP Shares, the “RVMTP Shares” or the “PNI Series 2054 RVMTP Shares”) pursuant to the Agreement and Plan of Reorganization, subject to the terms and conditions of the Agreement and Plan of Reorganization and this Agreement, and to make clear the continuing applicability of certain terms to the RVMTP Merger Shares, it being understood that all RVMTP Shares are to be part of the same class and series of securities subject to the Amended and Restated Statement Establishing and Fixing the Rights and Preferences of the Remarketable Variable Rate MuniFund Term Preferred Shares, dated August 1, 2025, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof (the “Statement”) (attached as Exhibit E);

WHEREAS, pursuant to the Agreement and Plan of Reorganization, PNF expects to receive and accept the 410 PNF Merger Shares from the Acquiring Fund, subject to the terms and conditions of the Agreement and Plan of Reorganization and this Agreement;

WHEREAS, pursuant to the Agreement and Plan of Reorganization, PYN expects to receive and accept the 260 PYN Merger Shares from the Acquiring Fund, subject to the terms and conditions of the Agreement and Plan of Reorganization and this Agreement;

WHEREAS, in connection with the Agreement and Plan of Reorganization, the Investor executed an Action by Written Consent of Sole Shareholder (the “Consent”) dated June 30, 2025 (attached as Exhibit F);

WHEREAS, concurrent with the execution of this Agreement and pursuant to the Agreement and Plan of Reorganization, (i) PNF shall irrevocably transfer, convey, assign, and deliver the PNF Merger Shares, as part of the liquidation of PNF, to the Investor; and (ii) PYN shall irrevocably transfer, convey, assign, and deliver the PYN Merger Shares, as part of the liquidation of PYN, to the Investor, such that the Investor shall be the sole holder of the PNI Series 2054 RVMTP Shares and no longer hold any PNF RVMTP Series 2054 Shares or PYN Series 2054 RVMTP Shares;

WHEREAS, concurrent with the transfer of the PNF Merger Shares to the Investor, and in accordance with the Consent, the PNF Series 2054 RVMTP Shares shall be automatically, irrevocably and finally terminated and the Investor shall no longer have any rights in connection with the PNF RVMTP Series 2054 Shares; and

WHEREAS, concurrent with the transfer of the PYN Merger Shares to the Investor, and in accordance with the Consent, the PYN Series 2054 RVMTP Shares shall be automatically, irrevocably and finally terminated and the Investor shall no longer have any rights in connection with the PYN RVMTP Series 2054 Shares.

NOW, THEREFORE, in consideration of the respective agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following terms, as used herein, have the following meanings:

“1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

“1940 Act Asset Coverage” has the meaning set forth in the Statement.

“1940 Act Document” has the meaning set forth in Section 4.7(g) of this Agreement.

“Acquired Fund” has the meaning set forth in the preamble to this Agreement.

“Acquired Fund Series 2054 RVMTP Shares” has the meaning set forth in the preamble to this Agreement.

“Acquiring Fund” has the meaning set forth in the preamble to this Agreement.

“Acquiring Fund Material Adverse Effect” has the meaning set forth in Section 4.2 of this Agreement.

“Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder.

“Agent Member” has the meaning set forth in the Statement.

“Agreement” means this RVMTP Exchange Agreement, dated as of August 1, 2025, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Agreement and Plan of Reorganization” has the meaning set forth in the preamble to this Agreement.

“Banks” has the meaning set forth in Section 2.1(b) of this Agreement.

“Blue Sky” has the meaning set forth in the Registration Rights Agreement.

“Board of Trustees” has the meaning set forth in the Statement.

“Business Day” has the meaning set forth in the Statement.

“By-Laws” has the meaning set forth in the Statement.

“Calculation and Paying Agent” means The Bank of New York Mellon, or with the prior written consent of the Investor (which consent shall not be unreasonably withheld), any successor Person, which has entered into an agreement with the Acquiring Fund to act in such capacity as the Acquiring Fund’s tender agent, transfer agent, registrar, dividend disbursing agent, paying agent and redemption price disbursing agent and calculation agent in connection with the payment of regularly scheduled dividends with respect to RVMTP Shares.

“Calculation and Paying Agent Agreement” means the agreement dated as of April 17, 2024, as amended as of August 1, 2025 between the Fund and the Calculation and Paying Agent.

“Closed-End Funds” has the meaning set forth in Section 2.1(b) of this Agreement.

“Code” has the meaning set forth in the Statement.

“Common Shares” has the meaning set forth in the Statement.

“Consent” has the meaning set forth in the preamble to this Agreement.

“Custodian” has the meaning set forth in the Statement.

“Declaration” has the meaning set forth in the Statement.

“Derivative Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, repurchase transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, futures, interest rate futures, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

“Designated Owner” has the meaning set forth in the Statement.

“Dividend Payment Date” has the meaning set forth in the Statement.

“Dividend Period” has the meaning set forth in the Statement.

“Dividend Rate” has the meaning set forth in the Statement.

“DTC” has the meaning set forth in the preamble to this Agreement.

“DTC Participants” has the meaning set forth in the preamble to this Agreement.

“Due Diligence Request” means the due diligence request letter from Chapman and Cutler LLP, counsel to the Investor, dated March 6, 2024.

“Effective Date” means the Exchange Date.

“Effective Leverage Ratio” has the meaning set forth in the Statement.

“Eligible Assets” means the instruments in which the Acquiring Fund may invest as described in Exhibit B to this Agreement, which may be amended from time to time with the prior written consent of the Investor.

“Exchange” means the issuance by the Acquiring Fund of the RVMTP Merger Shares to the Acquired Funds, in exchange for their respective assets and liabilities, and subsequent transfer of the RVMTP Merger Shares by the Acquired Funds to the Investor as part of the liquidation of the Acquired Funds respectively.

“Exchange Date” means August 1, 2025.

“Failure” has the meaning set forth in Section 2.3 of this Agreement.

“Fee Rate” means initially 0.25% per annum, which shall be subject to increase by 0.10% per annum for each Week in respect of which any Failure has occurred and is continuing.

“Fitch” means Fitch Ratings, a part of the Fitch Group, or any successor or successors thereto.

“Fitch Guidelines” means the guidelines, as may be amended from time to time, in connection with Fitch’s ratings of the RVMTP Shares.

“Force Majeure Exception” means any failure or delay in the performance of the Acquiring Fund’s reporting obligation pursuant to Section 2.3 arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; acts of civil or military authority and governmental action.  The Acquiring Fund shall use commercially reasonable efforts to commence performance of its obligations during any of the foregoing circumstances.

“Fund” has the meaning set forth in the preamble to this Agreement.

“Fund Agreements” has the meaning set forth in Section 4.7(h) of this Agreement.

“Global RVMTP Shares” has the meaning set forth in the preamble to this Agreement.

“Global RVMTP Shares Account” has the meaning set forth in Section 2.4 of this Agreement.

“Holder” has the meaning set forth in the Statement.

The word “including” means “including without limitation.”

“Indemnified Persons” means, the Investor and its affiliates and directors, officers, partners, employees, agents, representatives and control persons, entitled to indemnification by the Acquiring Fund under Section 8.3.

“Investment Management Agreement” has the meaning set forth in Section 4.7(r) of this Agreement.

“Investment Manager” means Pacific Investment Management Company LLC, or any successor company or entity.

“Investor” has the meaning set forth in the preamble to this Agreement.

“Issuer” has the meaning set forth in the preamble to this Agreement.

“Liquidation Preference” means, with respect to a given number of the RVMTP Shares, $100,000 times that number.

“Majority Participants” means the Holder(s) of more than 50% of the Outstanding RVMTP Shares.

“Market Value” has the meaning set forth in the Statement.

“Moody’s” means Moody’s Investors Service, Inc., and any successor or successors thereto.

“N-14” means the Acquiring Fund’s registration statement on Form N-14 filed with the U.S. Securities and Exchange Commission on May 13, 2025.

“Notice of Taxable Allocation” has the meaning set forth in the Statement.

“NRSRO” has the meaning set forth in the Statement.

“Optional Redemption Premium” has the meaning set forth in the Statement.

The word “or” is used in its inclusive sense.

“Original PNI Series 2054 RVMTP Shares” has the meaning set forth in the preamble to this Agreement.

“Other Rating Agency” means, at any time, each NRSRO, if any, other than Fitch, S&P, or Moody’s then providing a rating for the RVMTP Shares pursuant to the request of the Acquiring Fund and with the consent of the Majority Participants, which consent shall not be unreasonably withheld by any of the Holders of the Outstanding RVMTP Shares.

“Other Rating Agency Guidelines” means the guidelines, if any, provided by each Other Rating Agency, as may be amended from time to time, in connection with the Other Rating Agency’s rating of the RVMTP Shares.

“Outstanding” has the meaning set forth in the Statement.

“Overconcentration Amount” means as of any date of calculation of the Effective Leverage Ratio for the Issuer, an amount equal to the sum of (without duplication): (i) for investments (excluding pre-refunded securities) of the Issuer rated below BBB- (or the equivalent): the Market Value of such investments in excess of 20.0% as a percentage of the Market Value of the Issuer’s Total Assets, (ii) for investments in assets other than municipal bonds and other municipal securities: the Market Value of such investments in excess of 10.0% as a percentage of the Market Value of the Issuer’s Total Assets, and (iii) for investments in assets that constitute taxable obligations: the Market Value of such investments  in excess of 10.0% as a percentage of the Market Value of the Issuer’s Total Assets.  The rating of any investment (e.g., BB (or the equivalent)) used in determining the Overconcentration Amount shall be (a) the rating assigned to such investment if rated by only one of Fitch, Moody’s and S&P, (b) the higher of the ratings assigned to such investment if rated by any two of Fitch, Moody’s and S&P, (c) the highest rating assigned to such investment if rated by all three of Fitch, Moody’s and S&P, or (d) the equivalent rating based on the Issuer’s internal credit due diligence, if not rated by any of Fitch, Moody’s and S&P. For investments which qualify for multiple overconcentration categories listed in (i) to (iii) above, the Overconcentration Amount will be calculated utilizing the individual concentration limit resulting in the largest amount (without duplication) to be subtracted from the sum determined pursuant to sub-section (ii) of the definition of Effective Leverage Ratio (set out in Section 2.3(d) of the Statement) pursuant to Sections 4.11 and 7.11 hereof.

“Person” has the meaning set forth in the Statement.

“PIMCO Persons” means the Investment Manager or any affiliated person of the Investment Manager (as defined in Section 2(a)(3) of the 1940 Act) (other than the Acquiring Fund, in the case of a redemption or purchase of the RVMTP Shares which are to be cancelled within ten (10) days of purchase by the Acquiring Fund).

“PNF” has the meaning set forth in the preamble to this Agreement.

“PNF Merger Shares” has the meaning set forth in the preamble to this Agreement.

“PNF Purchase Agreement” has the meaning set forth in the preamble to this Agreement.

“PNF Series 2054 RVMTP Shares” has the meaning set forth in the preamble to this Agreement.

“PNI” has the meaning set forth in the preamble to this Agreement.

“PNI Series 2054 RVMTP Shares” has the meaning set forth in the preamble to this Agreement.

“Portfolio Information” means the reports and information set forth in Sections 7.1(n) and 7.1(o).

“Preferred Shares” has the meaning set forth in the Statement.

“PYN” has the meaning set forth in the preamble to this Agreement.

“PYN Merger Shares” has the meaning set forth in the preamble to this Agreement.

“PYN Purchase Agreement” has the meaning set forth in the preamble to this Agreement.

“PYN Series 2054 RVMTP Shares” has the meaning set forth in the preamble to this Agreement.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Rating Agency” means each of Fitch, S&P, or Moody’s (if such Rating Agency is then rating the RVMTP Shares), and any Other Rating Agency.

“Rating Agency Guidelines” means the Fitch Guidelines and any Other Rating Agency Guidelines as they exist from time to time.

“Registrable Securities” has the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means the amended and restated registration rights agreement entered into between the Acquiring Fund and the Investor, dated August 1, 2025.

“Registration Rights Failure” means any (i) failure by the Issuer to file a Registration Statement (as defined in the Registration Rights Agreement) with the Securities and Exchange Commission relating to such of the Registrable Securities (as defined in the Registration Rights Agreement, but excluding any that are properly excluded pursuant to Section 3.3(c) or (d) of the Registration Rights Agreement) which the Issuer has been properly requested to register under Section 3.1 of the Registration Rights Agreement within sixty (60) calendar days (or, if the sixtieth (60th) calendar day shall not be a Business Day, the next succeeding Business Day) of the later of (a) the date on which the holders of such Registrable Securities are required to give written notice to the Issuer of their intent to register such Registrable Securities pursuant to Section 3.1 of the Registration Rights Agreement or (b) if properly exercised by the Issuer, the end of any deferral period specified in accordance with the provisions of Section 3.2 of the Registration Rights Agreement, or (ii) failure by the Issuer to reply to any written comments on such Registration Statement received by the Issuer from the staff of the Securities and Exchange Commission (it being understood that the reply referenced herein shall not require the Issuer to accept or agree with any comment, in whole or in part) within sixty (60) calendar days (or, if the sixtieth (60th) calendar day shall not be a Business Day, the next succeeding Business Day) of receipt thereof by the Issuer.

“Related Documents” means this Agreement, the Declaration, the Statement, the Registration Rights Agreement, the RVMTP Shares and the By-Laws.

“Reorganization” has the meaning set forth in the preamble to this Agreement.

“Reporting Failure” has the meaning set forth in Section 2.3.

“RVMTP Merger Shares” has the meaning set forth in the preamble to this Agreement.

“RVMTP Purchase Agreement” has the meaning set forth in the preamble to this Agreement.

“RVMTP Shares” has the meaning set forth in the preamble to this Agreement.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor or successors thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Securities Depository” means The Depository Trust Company, New York, New York, and any substitute for or successor to such securities depository that shall maintain a book-entry system with respect to the RVMTP Shares.

“Series” has the meaning set forth in the Statement.

“Statement” has the meaning set forth in the preamble to this Agreement.

“Total Assets” means, as of any date, the Issuer’s aggregate gross asset values as would be shown on the Issuer’s balance sheet as of such date in conformity with accounting principles generally accepted in the United States, and includes the total value of the Issuer’s assets.

“Week” means a period of seven (7) consecutive calendar days.

“written” or “in writing” means any form of written communication, including communication by means of telex, telecopier or electronic mail.

1.1	Incorporation of Certain Definitions by Reference

Each capitalized term used herein and not otherwise defined herein shall have the meaning provided therefor (including by incorporation by reference) in the Related Documents.

ARTICLE II

EXCHANGE AND TRANSFERS, COSTS AND EXPENSES; ADDITIONAL FEE; SETTLEMENT

2.1	Exchange and Transfer of the RVMTP Shares

(a)	On the terms and subject to the conditions of this Agreement, the Agreement and Plan of Reorganization, and the Consent, on the Exchange Date, pursuant to the Agreement and Plan of Reorganization:

(i)	the Acquiring Fund shall irrevocably issue (A) the 410 PNF Merger Shares to PNF and (B) the 260 PYN Merger Shares to PYN, each pursuant to the Agreement and Plan of Reorganization;

(ii)
upon receipt of the PNF Merger Shares and PYN Merger Shares, PNF and PYN, respectively, shall irrevocably transfer, convey, assign, and deliver such PNF Merger Shares and PYN Merger Shares, as part of the complete liquidation, to the Investor pursuant to the Agreement and Plan of Reorganization. Upon delivery of the 410 PNF Merger Shares and 260 PYN Merger Shares to Investor pursuant to the preceding sentence, the RVMTP Merger Shares, collectively with the 500 Original PNI Series 2054 RVMTP Shares, comprise all 1,170 PNI Series 2054 RVMTP Shares;

(iii)
in exchange for the transfer referred to in Section 2.1(a)(ii), (A) the PNF Series 2054 RVMTP Shares shall be automatically, irrevocably and finally terminated and the Investor shall no longer have any rights in connection with the PNF RVMTP Series 2054 Shares; and (B) the PYN Series 2054 RVMTP Shares shall be automatically, irrevocably and finally terminated and the Investor shall no longer have any rights in connection with the PYN RVMTP Series 2054 Shares; and

(iv)
upon delivery to of the PNF Merger Shares and PYN Merger Shares to the Investor, each of the PNF Merger Shares and PYN Merger Shares shall be deemed Registrable Securities pursuant to the Registration Rights Agreement.

(b)
The Investor agrees that it may make offers and sales of the RVMTP Shares in compliance with the Securities Act and applicable state securities laws only to Persons that are (1)(i)  QIBs that are registered closed-end management investment companies, the common shares of which are traded on a national securities exchange (“Closed-End Funds”), banks or entities that are 100% direct or indirect subsidiaries of banks’ publicly traded holding company (collectively, “Banks”), insurance companies or registered open-end management investment companies, (ii) tender option bond trusts (or similar vehicles) in which all investors are QIBs that are Closed-End Funds, Banks, insurance companies or registered open-end management investment companies, in each case with respect to clauses (i) and (ii), in accordance with Rule 144A under the Securities Act or pursuant to another available exemption from registration under the Securities Act, in a manner not involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, or (iii) other investors with the prior written consent of the Acquiring Fund and (2) unless the prior written consent of the Acquiring Fund has been obtained, not PIMCO Persons if such PIMCO Persons would, after such sale and transfer, own more than 20% of the Outstanding RVMTP Shares.  Any transfer in violation of the foregoing restrictions shall be void ab initio.  In connection with any transfer of the RVMTP Shares, each transferee (other than in the case of a tender option bond trust (or similar vehicle) in which the Investor holds 100% of the residual certificate interest, the depositor or trustee or other Person thereunder acting on behalf of such transferee) will be required to deliver to the Acquiring Fund a transferee certificate set forth as Exhibit C to this Agreement.  The foregoing restrictions on transfer shall not apply to any RVMTP Shares registered under the Securities Act pursuant to the Registration Rights Agreement or any subsequent transfer of such RVMTP Shares thereafter.

2.2	Operating Expenses; Fees

The Acquiring Fund shall pay amounts due to be paid by it hereunder (including any incidental expenses but not including redemption or dividend payments on the RVMTP Shares) as operating expenses.

2.3	Additional Fee for Failure to Comply with Reporting Requirement or Registration Rights Failure

For so long as the Investor is a Holder or Designated Owner of any Outstanding RVMTP Shares, if the Acquiring Fund fails to comply with the reporting requirements set forth in Sections 7.1(n) and 7.1(o) (except as a result of a Force Majeure Exception) and such failure is not cured within five (5) Business Days after written notification to the Acquiring Fund by the Investor of such failure (a “Reporting Failure”) or a Registration Rights Failure occurs, the Acquiring Fund shall pay to the Investor on the Dividend Payment Date occurring in the month immediately following a month in which either such Reporting Failure or Registration Rights Failure (either, a “Failure”) continues a fee, calculated in respect of each Week (or portion thereof) during such month in respect of a Failure and beginning on the date of such Failure, equal to the product of (a) the Fee Rate, times (b) the aggregate average daily Liquidation Preference of the RVMTP Shares held by the Investor during such Week or portion thereof, times (c) the quotient of the number of days in such Week or portion thereof divided by the number of calendar days in the year in which such Week or portion thereof occurs.  Notwithstanding the foregoing, in no event shall (i) the fee payable pursuant to this Section 2.3 for any Week (or portion thereof) exceed an amount (exclusive of any Additional Amount Payment (or an Additional State Amount Payment, as applicable)) equal to the product of (x) 6.45% minus the Applicable Spread (as defined in the Statement), times (y) the aggregate average daily Liquidation Preference of the RVMTP Shares held by the Investor during such Week or portion thereof, times (z) the quotient of the number of days in such Week or portion thereof divided by the number of calendar days in the year in which such Week or portion thereof occurs; (ii) the fee payable pursuant to this Section 2.3 for any Week (or portion thereof) plus the amount of dividends payable at the Dividend Rate for the RVMTP Shares for such Week exceed an amount equal to the product of (aa) 15%, times (bb) the aggregate average daily Liquidation Preference of the RVMTP Shares held by the Investor during such Week or portion thereof, times (cc) the quotient of the number of days in such Week or portion thereof divided by the number of calendar days in the year in which such Week or portion thereof occurs; (iii) the Acquiring Fund be required to calculate or pay a fee in respect of more than one Failure in any Week; (iv) any payment be required or made under this Section 2.3 that would cause the Acquiring Fund to violate the terms of any series of its outstanding Preferred Shares as a result of the Acquiring Fund’s failure to have paid any distribution then required to be paid on any series of its outstanding Preferred Shares, provided that the Acquiring Fund shall pay all accrued and unpaid amounts otherwise payable under this Section 2.3 when such amounts may be paid under the terms of its currently outstanding Preferred Shares following the cure of any such failure to pay distributions thereunder or (v) the fee payable pursuant to this Section 2.3 be payable with respect to any portion of a Week in which such Failure is not continuing.

2.4	[Reserved.]

ARTICLE III

CONDITIONS TO EFFECTIVE DATE

It shall be a condition to the Effective Date for the Exchange that each of the following conditions are satisfied or waived as of the Effective Date, and upon such satisfaction or waiver, this Agreement shall be effective with respect to the Exchange of the RVMTP Merger Shares:

(a)	this Agreement shall have been duly executed and delivered by the parties hereto;

(b)	the Agreement and Plan of Reorganization shall have been duly executed and delivered by the parties thereto;

(c)	the Consent shall have been duly executed and delivered by the Investor;

(d)	the Acquiring Fund shall have obtained written confirmation from Fitch that, as of the Exchange Date, all RVMTP Shares, including the RVMTP Merger Shares, will be rated AA by Fitch;

(e)
receipt by the Investor of executed originals, or copies certified by a duly authorized officer of the Acquiring Fund to be in full force and effect and not otherwise amended, of all Related Documents (other than the global shares representing the RVMTP Shares), as in effect on the Effective Date, and an incumbency certificate with respect to the authorized signatories thereto;

(f)	receipt by the Investor of opinions of counsel for the Acquiring Fund, substantially to the effect of Exhibit A-1 and Exhibit A-2;

(g)
receipt by the Investor of an opinion of counsel for the Calculation and Paying Agent substantially to the effect of Exhibit A-3 which opinion may be delivered by external counsel or in-house counsel to the Calculation and Paying Agent;

(h)
except as disclosed in the N-14, there shall not be any pending or threatened material litigation of the nature described in Section 4.5 (unless such pending or threatened litigation has been determined by the Investor to be acceptable);

(i)
the Investor, in its reasonable discretion, shall be satisfied that no change in law, rule or regulation (or their interpretation or administration), in each case, shall have occurred which will adversely affect the consummation of the transaction contemplated by this Agreement;

(j)
there shall have been delivered to the Investor any additional documentation and financial information, including satisfactory responses to its due diligence inquiries, as it reasonably deems relevant; and

(k)
there shall have been delivered to the Investor such information and copies of documents, approvals (if any) and records certified, where appropriate, of trust proceedings as the Investor may have reasonably requested relating to the Acquiring Fund’s entering into and performing this Agreement and the other Related Documents to which it is a party, and the transactions contemplated hereby and thereby.

The Acquiring Fund and the Investor agree that consummation of the Exchange pursuant to this Agreement shall constitute acknowledgment that the foregoing conditions have been satisfied or waived.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE ACQUIRING FUND

The representations and warranties set out in this Article IV are given hereunder by the Acquiring Fund to the Investor as of the Effective Date.

4.1	Existence

The Acquiring Fund is validly existing and in good standing as a Massachusetts business trust under the laws of the Commonwealth of Massachusetts, with full right and power to issue the RVMTP Merger Shares and to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is a party.

4.2	Authorization; Contravention

The execution, delivery and performance by the Acquiring Fund of this Agreement and each Related Document to which it is a party are within the Acquiring Fund’s powers, have been duly authorized by the Acquiring Fund, require no consent, approval, authorization, order or permit of, or qualification with, any governmental body, agency or official except such as have been taken or made and as may be required by the 1940 Act, the Securities Act, or by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the Exchange of the RVMTP Merger Shares and do not violate or contravene, or constitute a default under, any provision of applicable law, charter, ordinance or regulation or of any material agreement, judgment, injunction, order, decree or other material instrument binding upon the Acquiring Fund, except in the case of an agreement where such violation, contravention or default would not have a material adverse effect on the condition (financial or other), business prospects, properties, net assets or results of operations of the Acquiring Fund (an “Acquiring Fund Material Adverse Effect”).

4.3	Binding Effect

Each of this Agreement and the Registration Rights Agreement constitutes a valid and binding agreement of the Acquiring Fund, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) rights to indemnity and contribution thereunder may be limited by federal and state securities laws.  The RVMTP Merger Shares have been duly authorized and, when issued as contemplated by the Agreement and Plan of Reorganization, will be validly issued by the Acquiring Fund and fully paid and nonassessable.

4.4	Financial Information

The most recent financial statements of the Acquiring Fund, and the auditor’s report with respect thereto (if any), copies of which are contained in each Fund’s annual report to shareholders of the Funds for the fiscal year ended December 31, 2024, fairly present in all material respects the financial condition of the Acquiring Fund, at such date and for such period, and were prepared in accordance with accounting principles generally accepted in the United States, consistently applied (except as required or permitted and disclosed).  Since the date of such financial statements, there has been no material adverse change in the condition (financial or otherwise) or operations of the Acquiring Fund, except as disclosed or contemplated in the N-14, other than changes in the general economy or changes affecting the market for municipal securities or investment companies generally, except to the extent that any such change would not have a material adverse effect on the Acquiring Fund’s ability to consummate the transactions contemplated herein or would have an Acquiring Fund Material Adverse Effect.  Any financial, budget and other projections furnished to the Investor were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair and reasonable in light of conditions existing at the time of delivery of such financial, budget or other projections, and represented, and as of the date of this representation, represent, the Acquiring Fund’s good faith estimate of the Acquiring Fund’s future financial performance.

4.5	Litigation

Except as disclosed in the N-14 or in a schedule delivered to the Investor prior to the Effective Date, no material action, suit, proceeding or investigation to which the Acquiring Fund is a party is pending or (to the knowledge of the Acquiring Fund) overtly threatened in writing against the Acquiring Fund in any court or before any governmental authority (i)  that, if decided adversely, would reasonably be expected to materially adversely affect the validity of any Related Document, including this Agreement; or (ii) in which a final adverse decision would reasonably be expected to materially adversely affect the sources for payment of the Liquidation Preference of or dividends on the RVMTP Merger Shares.

4.6	Consents

All consents, licenses, approvals, validations and authorizations of, and registrations, validations or declarations by or with, any court or any governmental agency, bureau or agency required to be obtained or made in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Related Documents (including the RVMTP Merger Shares) by or against the Acquiring Fund have been obtained or made and are in full force and effect except those that the failure to obtain or make or maintain in full force and effect would not reasonably be expected to have a material adverse effect on the ability of the Acquiring Fund to consummate the transactions contemplated hereby or on the ability of the Acquiring Fund to comply with any Related Document or on the enforceability of any Related Document against the Acquiring Fund.

4.7	Additional Representations and Warranties

The following additional representations and warranties are given by the Acquiring Fund to the Investor as of the Effective Date.

(a)	The Series 2054 RVMTP Shares conform in all material respects to those set forth in the Statement.

(b)
The RVMTP Shares satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act, and no securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the RVMTP Shares are listed on any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, or quoted in a U.S. automated inter-dealer quotation system.

(c)
Assuming the accuracy of the representations and warranties of the Investor set forth herein, neither the Acquiring Fund, nor, to the Acquiring Fund’s knowledge, any Person acting on its behalf, has, directly or indirectly, made offers or sales of any security (as defined in the Securities Act), or solicited offers to buy any security, under circumstances that would require the registration of the Series 2054 RVMTP Shares under the Securities Act.

(d)
If the Acquiring Fund establishes a Bloomberg screen for the RVMTP Shares, the Acquiring Fund will request that Bloomberg, L.P. include the following (or similar) language on each Bloomberg screen containing information about the RVMTP Shares:

(i)	the “Note Box” on the bottom of the “Security Display” page describing the Series 2054 RVMTP Merger Shares will state: “Iss’d Under 144A.”

(ii)	the “Security Display” page will have flashing a red indicator “See Other Available Information.”

(iii)
the indicator will link to the “Additional Security Information” page, which will state that the securities are being offered in reliance on the exemption from registration under Rule 144A of the Securities Act to persons who are qualified institutional buyers (as defined in Rule 144A under the Securities Act).

(e)
The Acquiring Fund’s authorized equity capitalization is as set forth, or incorporated by reference, in the N-14; the equity capital of the Acquiring Fund conforms in all material respects to the description thereof contained, or incorporated by reference, in the N-14; all outstanding Common Shares have been duly authorized and validly issued and are fully paid and, except as set forth in the N-14, nonassessable; and, except as set forth in the N-14, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Acquiring Fund are outstanding.

(f)
The statements in the N-14 under the headings “Anti-Takeover Provisions”, “Additional Information Regarding the Proposals—Capitalization of the Funds” and “Tax Considerations”, insofar as such statements summarize matters of United States federal law, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such matters, agreements, documents or proceedings.

(g)
Each of the filings with the Securities and Exchange Commission that it is required to make under the 1940 Act (each such filing, a “1940 Act Document”) complies in all material respects with the requirements of the 1940 Act, and each 1940 Act Document did not at the time of filing with the Securities and Exchange Commission include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)
No consent, approval, authorization, filing with or order of any court or governmental agency or body is required by the Acquiring Fund in connection with the transactions contemplated in this Agreement, the Calculation and Paying Agent Agreement, the Statement and the N-14 (collectively, the “Fund Agreements”), except such as have been made or obtained under Blue Sky laws of the various states and foreign jurisdictions, the Securities Act, the 1940 Act and the rules and regulations of the Financial Industry Regulatory Authority, Inc., and except where the failure to obtain such consent, approval, authorization, order, permit or qualification would not have an Acquiring Fund Material Adverse Effect.

(i)
None of the execution, delivery or performance of any of the Fund Agreements, nor the consummation of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof, conflict with, result in a breach or violation of, or require or result in imposition of any material lien, charge or encumbrance upon any property or assets of the Acquiring Fund pursuant to, (i) the Declaration or the Statement, or (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Acquiring Fund is a party or by which it is bound or to which its property is subject, or materially violates or will materially violate any material statute, law, rule, regulation, judgment, order or decree applicable to the Acquiring Fund of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Acquiring Fund or any of its properties.

(j)
The Acquiring Fund is not in violation or default of any provision of its Declaration or the Statement, or in material violation of (i) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (ii) any material statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Acquiring Fund or any of its properties, except in the case of clause (i) where such violation or default would not have an Acquiring Fund Material Adverse Effect.

(k)
Since the date as of which information is given in the N-14, except as otherwise stated therein, (i) no transaction or event has occurred and no change has occurred in the condition (financial or otherwise) or operations of the Acquiring Fund that would materially and adversely affect its ability to perform its obligations under this Agreement and the other Related Documents to which it is a party or by which it is bound and (ii) there have been no transactions entered into by the Acquiring Fund which are material to the Acquiring Fund other than those in the ordinary course of its business or as described or contemplated in the N-14 (and any amendment or supplement thereto).

(l)
Pricewaterhouse Coopers LLP, an independent registered public accounting firm, previously audited the Acquiring Fund’s financial statements dated December 31, 2024.  Pricewaterhouse Coopers LLP has delivered its reports with respect to the audited financial statements included or incorporated by reference in the N-14.

(m)
The Acquiring Fund’s trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 under the 1940 Act are in full force and effect; the Acquiring Fund is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Acquiring Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Acquiring Fund has not been refused any insurance coverage sought or applied for; and the Acquiring Fund has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), business prospects, earnings, business, properties, net assets or results of operations of the Acquiring Fund (other than as a result of a change in the financial markets generally), whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the N-14.

(n)
The Acquiring Fund possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Acquiring Fund has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), business prospects, earnings, business or properties of the Acquiring Fund (other than as a result of a change in the financial markets generally), whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the N-14.

(o)
The Acquiring Fund maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization and with the investment objectives, policies and restrictions of the Acquiring Fund and the applicable requirements of the 1940 Act and the Code; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States, to calculate net asset value, to maintain accountability for assets and to maintain material compliance with the books and records requirements under the 1940 Act; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Acquiring Fund employs “internal controls over financial reporting” (as such term is defined in Rule 30a-3 under the 1940 Act) and such internal controls over financial reporting are effective as required the 1940 Act.  The Acquiring Fund is not aware of any material weakness in its internal controls over financial reporting.

(p)
The Acquiring Fund maintains “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the 1940 Act); such disclosure controls and procedures provide reasonable assurance that the material information required to be disclosed by the registrant is recorded, processed, summarized, and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms.

(q)
Except as described in the N-14, the Acquiring Fund has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in a violation of federal securities laws or in stabilization or manipulation of the price of any security of the Acquiring Fund to facilitate the resale of the RVMTP Shares, and the Acquiring Fund is not aware of any such action taken or to be taken by any affiliates of the Acquiring Fund.

(r)
Each of the Custodian Agreement between the Acquiring Fund and State Street Bank and Trust Company, dated as of June 27, 2002, as amended, the Investment Management Agreement between the Acquiring Fund and the Investment Manager, dated as of September 5, 2014, as amended (the “Investment Management Agreement”), and the Calculation and Paying Agent Agreement between the Acquiring Fund and the Calculation and Paying Agent, dated as of April 17, 2024 complies in all material respects with all applicable provisions of the 1940 Act, the Advisers Act, and the Acquiring Fund’s trustees and the Acquiring Fund’s shareholders have approved the Investment Management Agreement in accordance with Sections 15(a) and (c) of the 1940 Act.

(s)	Except as set forth or incorporated by reference in the N-14, no trustee of the Acquiring Fund is an “interested person” (as defined in the 1940 Act) of the Acquiring Fund.

(t)
The Acquiring Fund has filed all foreign, federal, state and local tax returns required to be filed or has properly requested extensions thereof (except in any case in which the failure so to file would not have an Acquiring Fund Material Adverse Effect (other than as a result of a change in the financial markets generally), whether or not arising from transactions in the ordinary course of business, except as set forth or incorporated by reference in or contemplated in the N-14) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have an Acquiring Fund Material Adverse Effect (other than as a result of a change in the financial markets generally), whether or not arising from transactions in the ordinary course of business, except as set forth or incorporated by reference in or contemplated in the N-14; and the Acquiring Fund has been and is currently in compliance with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

(u)
There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement.

(x)
The Acquiring Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Acquiring Fund, including policies and procedures that provide oversight of compliance by each investment adviser and transfer agent of the Acquiring Fund.

(y)
The offering of the RVMTP Merger Shares in the manner contemplated by the N-14 has been conducted in a manner by the Acquiring Fund and its agents so as not to violate any applicable federal securities laws, including the 1940 Act, the Advisers Act, or any applicable state laws.

4.8	Complete and Correct Information

All information, reports and other papers and data with respect to the Acquiring Fund furnished to the Investor by the Acquiring Fund (other than financial information and financial statements, which are covered solely by Section 4.4 of this Agreement) were, at the time the same were so furnished, complete and correct in all material respects.  No fact is known to the Acquiring Fund that materially and adversely affects or in the future may (so far as it can reasonably foresee) materially and adversely affect the RVMTP Shares, or the Acquiring Fund’s ability to repay when due its obligations under this Agreement, any of the RVMTP Shares and the Related Documents that has not been set forth in the N-14 or in the financial information and other documents referred to in Section 4.4 or this Section 4.8 or in such information, reports, papers and data or otherwise made available or disclosed in writing to the Investor.  Taken as a whole, the documents furnished and statements made by the Acquiring Fund in connection with the negotiation, preparation or execution of this Agreement and the Related Documents do not contain untrue statements of material facts or omit to state material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  Notwithstanding the forgoing, this representation and warranty does not apply to statements in or omissions from any such information, reports, other papers, data (other than financial information and financial statements), documents furnished or statements made by the Acquiring Fund in connection with the negotiation, preparation or execution of this Agreement and the Related Documents made in reliance upon or in conformity with information relating to the Investor furnished to the Acquiring Fund by or on behalf of the Investor for use therein.

4.9	N-14

The N-14, true copies of which have heretofore been delivered to the Investor, when considered together with this Agreement and the other information made available pursuant to the Due Diligence Request or disclosed in writing to the Investor prior to the Effective Date in connection with this Agreement, does not contain any untrue statement of a material fact and such N-14 does not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the forgoing, this representation and warranty does not apply to statements in or omissions from the N-14, this Agreement and the other information made available pursuant to the Due Diligence Request or disclosed in writing to the Investor prior to the Effective Date in connection with this Agreement made in reliance upon or in conformity with information relating to the Investor furnished to the Acquiring Fund by or on behalf of the Investor for use therein.

4.10	1940 Act Registration

The Acquiring Fund is duly registered as a closed-end management investment company under the 1940 Act and such registration is in full force and effect.

4.11	Effective Leverage Ratio; 1940 Act Asset Coverage

The Acquiring Fund is in compliance with the Effective Leverage Ratio and the 1940 Act Asset Coverage as required by Section 2.4 of the Statement.  For purposes of calculating the Effective Leverage Ratio, any Overconcentration Amount has been subtracted from the sum determined pursuant to sub-section (ii) of the definition of Effective Leverage Ratio, set out in Section 2.4(d) of the Statement.

In connection with calculating the Effective Leverage Ratio, the Acquiring Fund’s total assets and accrued liabilities reflect the positive or negative net obligations of the Acquiring Fund under each Derivative Contract determined in accordance with the Acquiring Fund’s valuation policies.

4.12	Investments

The Acquiring Fund has followed, and is following, a policy to (1) invest at least 80% of its Total Assets in securities that, at the time of investment, were rated “investment grade” by at least one of Moody’s, S&P or Fitch or, if unrated, determined by the Investment Manager to be of comparable quality; (2) not invest more than 20% of its Total Assets in securities that, at the time of investment, were not rated “investment grade” by any of Moody’s, S&P or Fitch or, if unrated, determined by the Investment Manager to be of comparable quality; (3) invest at least 90% of its Total Assets in municipal securities that pay interest that, in the opinion of counsel, is exempt from regular federal income tax; and (4) not invest more than 10% of its Total Assets in securities of other closed-end investment companies that invest primarily in municipal bonds and other municipal securities of the types in which the Acquiring Fund may invest directly. For the purposes of this paragraph, “investment grade” means a rating, in the case of Moody’s, of Baa3 or higher, or in the case of S&P and Fitch, of BBB- or higher.

4.13	Due Diligence

The Acquiring Fund understands that nothing in this Agreement, the N-14, or any other materials presented to the Acquiring Fund in connection with the Exchange constitutes legal, tax or investment advice from the Investor.  The Acquiring Fund has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the Exchange.

4.14	Certain Fees

The Acquiring Fund acknowledges that, except as disclosed or contemplated in the N-14, other than the fees and expenses payable pursuant to this Agreement, no brokerage or finder’s fees or commissions are or will be payable by the Acquiring Fund or, to the Acquiring Fund’s knowledge, by the Investor to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

4.15	Eligible Assets

The Acquiring Fund owns only Eligible Assets, as described in Exhibit B to this Agreement.

4.16	Capital Structure

After giving effect to the issuance of the RVMTP Merger Shares pursuant to the Statement, the Acquiring Fund has a capital structure as set forth in the N-14.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF EACH OF THE ACQUIRED FUNDS

The representations and warranties set out in this Article V are given hereunder by each of PNF and PYN to the Investor as of the date of this Agreement.

5.1	Existence

Each of PNF and PYN is validly existing and in good standing as a Massachusetts business trust, under the laws of the Commonwealth of Massachusetts, with full right and power to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is a party.

5.2	Authorization; Contravention

The execution, delivery and performance by each of PNF and PYN of this Agreement and each Related Document to which it is a party are within each of PNF and PYN’s respective  powers, have been duly authorized by each of PNF and PYN, require no consent, approval, authorization, order or permit of, or qualification with, any governmental body, agency or official except such as have been taken or made and as may be required by the 1940 Act, the Securities Act, or by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the Exchange of the RVMTP Merger Shares and do not violate or contravene, or constitute a default under, any provision of applicable law, charter, ordinance or regulation or of any material agreement, judgment, injunction, order, decree or other material instrument binding upon the Acquiring Fund, except in the case of an agreement where such violation, contravention or default would not have a material adverse effect on the condition (financial or other), business prospects, properties, net assets or results of operations of the Acquiring Fund.

5.3	Binding Effect

This Agreement constitutes a valid and binding agreement of each of PNF and PYN, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) rights to indemnity and contribution thereunder may be limited by federal and state securities laws.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The representations and warranties set out in this Article VI are given hereunder by the Investor to the Acquiring Fund as of the date of this Agreement.

6.1	Existence

The Investor is validly existing and in good standing as a corporation under the laws of the State of Delaware, and the Investor has full right and power to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is a party.

6.2	Authorization; Contravention

The execution, delivery and performance by the Investor of this Agreement and each Related Document to which it is a party are within the Investor’s powers, have been duly authorized by the Investor, require no consent, approval, authorization, order or permit of, or qualification with, any governmental body, agency or official except such as have been taken or made and do not violate or contravene, or constitute a default under, any provision of applicable law, charter, ordinance or regulation or of any material agreement, judgment, injunction, order, decree or other material instrument binding upon the Investor, except in the case of an agreement where such violation, contravention or default would not have a material adverse effect on the condition (financial or other), business prospects, properties, net assets or results of operations of the Investor.

6.3	Binding Effect

Each of this Agreement and the Registration Rights Agreement constitutes a valid and binding agreement of the Investor, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) rights to indemnity and contribution thereunder may be limited by federal and state securities laws.

6.4	Own Account

The Investor understands that the RVMTP Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities laws and the Investor is acquiring the RVMTP Shares as principal for its own account and not with a view to or for the purpose of distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such RVMTP Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such RVMTP Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Investor’s right to demand registration of the RVMTP Shares under the Securities Act pursuant to the Registration Rights Agreement).  The Investor acknowledges that it may only transfer the RVMTP Shares in compliance with the transfer limitations of this Agreement and in compliance with applicable federal and state securities laws.

6.5	Litigation

Except as disclosed in a schedule delivered to the Acquiring Fund prior to the Effective Date, no material action, suit, proceeding or investigation to which the Investor is a party is pending or (to the knowledge of the Investor) overtly threatened in writing against the Investor in any court or before any governmental authority that, if decided adversely, would reasonably be expected to materially adversely affect the validity of this Agreement.

6.6	Consents

All consents, licenses, approvals, validations and authorizations of, and registrations, validations or declarations by or with, any court or any governmental agency, bureau or agency required to be obtained or made by the Investor in connection with the execution, delivery, performance, validity or enforceability of this Agreement by or against the Investor and the Exchange have been obtained or made and are in full force and effect except those that the failure to obtain or make or maintain in full force and effect would not reasonably be expected to have a material adverse effect on the ability of the Investor to consummate the transactions contemplated hereby or on the ability of the Investor to comply with any Related Document or on the enforceability of any Related Document against the Investor.

6.7	Investor’s Status

As of the date hereof and at the time the Investor was offered the RVMTP Merger Shares the Investor was, and as of the Effective Date it is: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act and (ii) a “qualified institutional buyer” as defined in Rule 144A(a)(1) under the Securities Act.

6.8	Experience of the Investor

The Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the RVMTP Merger Shares, and has so evaluated the merits and risks of such investment.  The Investor is able to bear the economic risk of an investment in the RVMTP Merger Shares and, at the present time, is able to afford a complete loss of such investment.

6.9	General Solicitation

The Investor is not acquiring the RVMTP Merger Shares as a result of any advertisement, article, notice or other communication regarding the RVMTP Merger Shares published in, nor was it offered the RVMTP Merger Shares by, any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to its knowledge, any other general solicitation or general advertisement.

6.10	Certain Transactions

Other than consummating the transactions contemplated by this Agreement, the Investor has not directly or indirectly executed, nor has any Person acting on its behalf or pursuant to any understanding with the Investor to execute, any other purchases of securities of the Acquiring Fund which may be integrated with the transactions contemplated by this Agreement.

6.11	Certain Fees

The Investor acknowledges that, except as disclosed or contemplated in the N-14, other than the fees and expenses payable pursuant to this Agreement, no brokerage or finder’s fees or commissions are or will be payable by the Investor or, to the Investor’s knowledge, by the Acquiring Fund to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

6.12	Access to Information

The Investor acknowledges that it has had access to and has reviewed all information, documents and records that the Investor has deemed necessary in order to make an informed investment decision with respect to an investment in the RVMTP Merger Shares.  The Investor has had the opportunity to ask representatives of the Acquiring Fund certain questions and request certain additional information regarding the terms and conditions of such investment and the finances, operations, business and prospects of the Acquiring Fund and has had any and all such questions and requests answered to the Investor’s satisfaction; and the Investor understands the risk and other considerations relating to such investment.

6.13	Due Diligence

The Investor acknowledges that it has sole responsibility for its own due diligence investigation and its own investment decision relating to the RVMTP Merger Shares.  The Investor understands that nothing in this Agreement, the N-14, or any other materials presented to the Investor in connection with the Exchange constitutes legal, tax or investment advice from the Acquiring Fund, the Acquired Funds, any PIMCO Person or any of their respective affiliates.  The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its exchange for the RVMTP Merger Shares.

ARTICLE VII

COVENANTS OF THE ACQUIRING FUND

The Acquiring Fund agrees that, so long as there is any amount payable hereunder or the Investor owns any Outstanding RVMTP Shares:

7.1	Information

Without limitation of the other provisions of this Agreement, the Acquiring Fund will deliver, or direct the Calculation and Paying Agent to deliver, to the Investor:

(a)
notice of any change in, or suspension or termination of, the ratings on the RVMTP Shares by any Rating Agency (and any corresponding change in the Rating Agency Guidelines applicable to the RVMTP Shares associated with any such change in the rating from any Rating Agency) or any change of a Rating Agency rating the RVMTP Shares as promptly as practicable upon the Acquiring Fund having knowledge of the occurrence thereof;

(b)	notice of any redemption or other repurchase by the Acquiring Fund of any or all of the RVMTP Shares as provided in the Statement;

(c)
subject to Section 7.2, notice of any proposed amendments to any of the Related Documents at such time as the amendments are sent to other third parties (other than the Board of Trustees) whose approval is required for such amendment and in any event not less than ten (10) Business Days prior to the effectiveness of any proposed amendment and copies of all actual amendments thereto within ten (10) Business Days of being signed or, in each case, as provided in the relevant document;

(d)
notice of any missed, reduced or deferred dividend payment on the RVMTP Shares that remains uncured for more than three (3) Business Days as soon as reasonably practicable, but in no event later than one (1) Business Day after expiration of the foregoing grace period;

(e)
notice of the failure to make any deposit provided for under Section 2.6(e) of the Statement in respect of a properly noticed redemption as soon as reasonably practicable, but in no event later than two (2) Business Days after discovery of such failure to make any such deposit;

(f)
notice of non-compliance with the Rating Agency Guidelines (if applicable) for more than five (5) Business Days as soon as reasonably practicable upon the Acquiring Fund having actual knowledge of such non-compliance, but in no event later than two (2) Business Days after expiration of the foregoing grace period;

(g)
if (i) the Acquiring Fund provides a Notice of Taxable Allocation to the Calculation and Paying and Paying Agent pursuant to Section 2.11(a) of the Statement, the Notice of Taxable Allocation prior to the Dividend Period with respect to which the Notice of Taxable Allocation relates, (ii) the Acquiring Fund makes a Taxable Allocation via an Additional Amount Payment (or an Additional State Amount Payment, as applicable) pursuant to Section 2.11(b) of the Statement, a notice to the Investor delivered as soon as practicable following the Acquiring Fund becoming aware of such Taxable Allocation, or (iii) the Acquiring Fund otherwise directs the Calculation and Paying Agent to send an Additional Amount Payment (or an Additional State Amount Payment, as applicable) to any Holders in respect of a Taxable Allocation pursuant to Section 2.11(c) of the Statement, a notice to be delivered as soon as practicable following the Acquiring Fund becoming aware of such Taxable Allocation;

(h)
notice of any replacement of any investment adviser or sub-adviser, if any, of the Acquiring Fund within two (2) Business Days after a resignation or a notice of removal has been sent by or to any investment adviser or sub-adviser;

(i)
notice no later than two (2) Business Days after the occurrence thereof of (i) the failure of the Acquiring Fund to pay the amount due on any “senior securities” (as defined under the 1940 Act) or other debt at the time outstanding (other than the RVMTP Shares), and any period of grace or cure with respect thereto shall have expired; (ii) the failure of the Acquiring Fund to pay, or the Acquiring Fund admitting in writing its inability to pay, its debts generally as they become due; or (iii) the failure of the Acquiring Fund to pay accumulated dividends on any Preferred Shares (other than the RVMTP Shares) ranking pari passu with the RVMTP Shares, and any period of grace or cure with respect thereto shall have expired;

(j)
notice of a material breach of any representation, warranty or covenant of the Acquiring Fund contained in this Agreement, the Registration Rights Agreement or the Statement, in each case, only if any officer of the Acquiring Fund has actual knowledge of such breach as soon as reasonably practicable, but in no event later than five (5) Business Days, after knowledge of any officer of the Acquiring Fund or the Investment Manager;

(k)
notice of any litigation, administrative proceeding or business development which may reasonably be expected to materially adversely affect the Acquiring Fund’s business, properties or affairs or the ability of the Acquiring Fund to perform its obligations as set forth hereunder or under any of the Related Documents to which it is a party as soon as reasonably practicable, but in no event later than ten (10) days after knowledge of any officer of the Acquiring Fund thereof;

(l)
unless such information constitutes material non-public information, within seven (7) Business Days after the last day of each month a statement (which may be included with the information provided pursuant to Sections 7.1(n) and 7.1(o) below) indicating the number of outstanding preferred shares of the Acquiring Fund together with the amount of any increase or decrease in such number since the prior monthly statement;

(m)
upon request of the Investor, copies of all certificates that the Acquiring Fund has delivered to any Rating Agency pursuant to the respective Rating Agency Guidelines (if applicable) regarding the 1940 Act Asset Coverage and all related calculations at such times and containing such information as set forth in the respective Rating Agency Guidelines (if applicable) as soon as reasonably practicable after such certificates have been sent;

(n)
within seven (7) Business Days after the last day of each month, a report of portfolio holdings of the Acquiring Fund as of the close of business of the last Business Day of such month, prepared on a basis substantially consistent with the periodic reports of portfolio holdings of the Acquiring Fund prepared for financial reporting purposes;

(o)
within seven (7) Business Days after the last day of each month, the information set forth in Exhibit D to this Agreement and a calculation of the Effective Leverage Ratio, the 1940 Act Asset Coverage and the Additional Asset Coverage of the Acquiring Fund as of the close of business of the last Business Day of such month; and upon the failure of the Acquiring Fund to maintain 1940 Act Asset Coverage or Additional Asset Coverage as provided in Section 2.4(a) of the Statement or the Effective Leverage Ratio as required by Section 2.4(c) of the Statement, notice of such failure within two (2) Business Days of the occurrence thereof; and

(p)
from time to time such additional information regarding the financial position, results of operations or prospects of the Acquiring Fund as the Investor may reasonably request including, without limitation, copies of all offering memoranda or other offering material with respect to the sale of any securities of the Acquiring Fund as soon as reasonably practicable, but in no event later than twenty (20) calendar days after a request.

All information, reports and other papers, documentation and data with respect to the Acquiring Fund furnished to the Investor pursuant to this Section 7.1 shall be, at the time the same are so furnished, complete and correct in all material respects and, when considered with all other material delivered to the Investor under this Agreement or made available pursuant to the Due Diligence Request, will not contain untrue statements of material facts or omit to state material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  For purposes of Sections 7.1(n) and 7.1(o), references to any day that is not a Business Day shall mean the next preceding Business Day.

7.2	No Amendment or Certain Other Actions Without Consent of the Investor

To the extent that the Investor is the Holder or Designated Owner of at least 51% of the RVMTP Shares then Outstanding, without the prior written consent of the Investor, the Acquiring Fund will not agree to, consent to or permit any amendment, supplement, modification or repeal of the Statement or any provision therein, nor waive any provision thereof.

7.3	Maintenance of Existence

The Acquiring Fund shall continue to maintain its existence as a business trust under the laws of the Commonwealth of Massachusetts, with full right and power to issue the RVMTP Shares and to execute, deliver and perform its obligations under this Agreement and each Related Document.

7.4	Tax Status of the Acquiring Fund

The Acquiring Fund will qualify as a “regulated investment company” within the meaning of Section 851 of the Code and the dividends made with respect to the RVMTP Shares will qualify as “exempt interest dividends” to the extent they are reported as such by the Acquiring Fund and permitted by Section 852(b)(5)(A) of the Code.

7.5	Payment Obligations

The Acquiring Fund shall promptly pay or cause to be paid all amounts payable by it hereunder and under the Related Documents, according to the terms hereof and thereof, shall take such actions as may be necessary to include all payments hereunder and thereunder which are subject to appropriation in its budget and make full appropriations related thereto, and shall duly perform each of its obligations under this Agreement and the Related Documents.  All payments of any sums due hereunder shall be made in the amounts required hereunder without any reduction or setoff, notwithstanding the assertion of any right of recoupment or setoff or of any counterclaim by the Acquiring Fund.

7.6	Compliance With Law

The Acquiring Fund shall comply with all laws, ordinances, orders, rules and regulations that may be applicable to it if the failure to comply would reasonably be expected to have a material adverse effect on the Acquiring Fund’s ability to pay when due its obligations under this Agreement, any of the RVMTP Shares, or any of the other Related Documents.

7.7	Maintenance of Approvals: Filings, Etc.

The Acquiring Fund shall at all times maintain in effect, renew and comply with all the terms and conditions of all consents, filings, licenses, approvals and authorizations as may be necessary under any applicable law or regulation for its execution, delivery and performance of this Agreement and the other Related Documents to which it is a party.

7.8	Inspection Rights; Status of Information

The Acquiring Fund shall, at any reasonable time and from time to time, upon reasonable notice, permit the Investor or any agents or representatives thereof, to examine the records and books of account related to the transactions contemplated by this Agreement, to visit its properties and to discuss its affairs, finances and accounts with any of its officers and independent accountants, to the extent permitted by law, provided, however, that (i) the Acquiring Fund shall not be required to permit more than one inspection per fiscal year and (ii) in accordance with the Acquiring Fund’s internal practice with respect to providing certain confidential information to third parties, the Acquiring Fund may, to the extent commercially reasonable, redact, omit, or summarize certain confidential information in response to a request by the Investor or any agents or representatives thereof for such information.  The Acquiring Fund will not unreasonably withhold its authorization for its independent accountants to discuss its affairs, finances and accounts with the Investor.  All information, reports and other papers, documentation and data with respect to the Acquiring Fund furnished to the Investor pursuant to this Section 7.8 shall be, at the time the same are so furnished, complete and correct in all material respects.

All information, reports and other papers, documentation and data with respect to the Acquiring Fund furnished to the Investor pursuant to Section 7.1 shall be, at the time the same are so furnished, complete and correct in all material respects.

7.9	1940 Act Registration

The Acquiring Fund shall maintain its valid registration as a registered closed-end company under the 1940 Act in full force and effect.

7.10	Investments

Unless the Acquiring Fund receives the prior written consent of the Investor (such consent to be determined in the good faith discretion of the Investor), the Acquiring Fund (1)  will invest at least 80% of its Total Assets in securities that, at the time of investment, were rated “investment grade” by at least one of Moody’s, S&P or Fitch or, if unrated, determined by the Investment Manager to be of comparable quality; (2) shall not invest more than 20% of its Total Assets in securities that, at the time of investment, were not rated “investment grade” by any of Moody’s, S&P or Fitch or, if unrated, determined by the Investment Manager to be of comparable quality; (3) will invest at least 90% of its Total Assets in municipal securities that pay interest that, in the opinion of counsel, is exempt from regular federal income tax; and (4) shall not invest more than 10% of its Total Assets in securities of other closed-end investment companies that invest primarily in municipal bonds and other municipal securities of the types in which the Acquiring Fund may invest directly.  For the purposes of this paragraph, “investment grade” means a rating, in the case of Moody’s, of Baa3 or higher, or in the case of S&P and Fitch, of BBB- or higher.  Any breach of this Section 7.10 is subject to cure within 30 calendar days of either (i) discovery thereof by the Acquiring Fund or (ii) written notice thereof by any Holder.

7.11	Maintenance of Effective Leverage Ratio

For so long as the Acquiring Fund fails to provide the information required under Sections 7.1(n) and 7.1(o) the Investor may calculate, for purposes of Section 2.6(b)(ii)(A)(2) of the Statement, the Effective Leverage Ratio using the most recently received information required to be delivered pursuant to Sections 7.1(n) and 7.1(o) and the Market Values of securities determined by the third-party pricing service which provided the Market Values to the Acquiring Fund on the most recent date that information was properly provided by the Acquiring Fund pursuant to the requirements of Section 7.1(n) and 7.1(o)  The Effective Leverage Ratio as calculated by the Investor in such instances shall be binding on the Acquiring Fund.  If required, the Acquiring Fund shall restore the Effective Leverage Ratio as provided in the Statement.

For purposes of calculating the Effective Leverage Ratio, any Overconcentration Amount shall be subtracted from the sum determined pursuant to sub-section (ii) of the definition of Effective Leverage Ratio, set out in Section 2.4(d) of the Statement.  In connection with calculating the Effective Leverage Ratio, the Acquiring Fund’s total assets and accrued liabilities shall reflect the positive or negative net obligations of the Acquiring Fund under each Derivative Contract determined in accordance with the Acquiring Fund’s valuation policies.

7.12	Calculation and Paying Agent

The Acquiring Fund shall use its commercially reasonable best efforts to engage at all times a Calculation and Paying Agent to perform the duties to be performed by the Calculation and Paying Agent specified herein and in the Statement.

7.13	Cooperation in the Sale of the RVMTP Shares

The Acquiring Fund will use commercially reasonable best efforts to comply with reasonable due diligence requests from the Investor in connection with any proposed sale by the Investor of the RVMTP Shares in a transaction exempt from registration under the Securities Act and otherwise permitted by this Agreement, provided that (i) the Acquiring Fund need not comply with any such request more than twice in any period of twelve consecutive months, (ii) any prospective Investor of the RVMTP Shares from the Investor shall execute a confidentiality agreement substantially to the effect of Section 8.13 hereof prior to receiving any due diligence materials provided pursuant to such due diligence request, and (iii) the Investor’s due diligence requests pursuant to this Section 7.13 and the Acquiring Fund’s responses thereto will each be similar in scope to the Due Diligence Request and the Acquiring Fund’s responses thereto, respectively, subject to reasonable modifications to such requests and responses, including, without limitation, new requests and responses thereto, in light of the circumstances in which they are made and/or as a result of a change in the facts and circumstances serving as the basis of such reasonable due diligence requests.

All information, reports and other papers, documentation and data with respect to the Acquiring Fund furnished to the Investor pursuant to this Section 7.13 shall be, at the time the same are so furnished, complete and correct in all material respects.

7.14	Securities Depository

The Acquiring Fund agrees to arrange to maintain settlement of the RVMTP Shares in global book entry form through the Securities Depository or such other clearance system acceptable to the Investor.

7.15	Future Agreements

The Acquiring Fund shall promptly, at the request of the Investor, enter into an agreement, on terms mutually satisfactory to the Acquiring Fund and the Investor, of the type specified in Section 12(d)(1)(E)(iii) of the 1940 Act, so as to permit the Investor or any transferee satisfying the requirements set forth in Section 2.1 to rely on the provisions of Section 12(d)(1)(E)(iii) of the 1940 Act.

7.16	Eligible Assets

The Acquiring Fund shall only make investments in the Eligible Assets as described on Exhibit B to this Agreement, as it may be amended from time to time with the prior written consent of the Investor, or as has otherwise been agreed to in writing between the Acquiring Fund (or the Acquired Fund) and the Investor in accordance with the Acquiring Fund’s investment objectives and the investment policies set forth in the N-14, as such investment objectives and investment policies may be modified in accordance with the 1940 Act and applicable law.

ARTICLE VIII
MISCELLANEOUS

8.1	Notices

All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, electronic mail or similar writing), except in the case of notices and other communications permitted to be given by telephone, and shall be given to such party at its address or telecopy number or email address set forth below or such other address or telecopy number or email address as such party may hereafter specify for the purpose by notice to the other parties.  Each such notice, request or other communication shall be effective when delivered at the address specified in this Section; provided that notices to the Investor under Section 7.1 shall not be effective until received in writing.  Except as otherwise specified, however, notices under Section 7.1 may be given by telephone to the Investor at the telephone numbers listed below (or such other telephone numbers as may be designated by the Investor, by written notice to the Acquiring Fund, to receive such notice) and, so long as such telephonic notices are promptly confirmed in writing, including by fax or electronic mail, such notices shall be deemed to be effective as of the time of telephonic notice.  The notice address for each party is specified below:

(a)	if to the Acquiring Fund:

PIMCO New York Municipal Income Fund II
650 Newport Center Drive
Newport Beach, CA 92660
Attention:             Ryan Leshaw
Telephone:           949-720-6980
Email:                  Ryan.Leshaw@pimco.com

(b)	if to the Investor, care of the Investor:

Banc of America Preferred Funding Corporation
One Bryant Park
1111 Avenue of the Americas, 3rd Floor
New York, NY 10036
Attention:             Thomas J. Visone
 Todd Blasiak

Michael Jentis
Lisa Irizarry
Carl Daniels
Patrick Thomas
Faruqe Alam
Telephone:           (212) 449-7358
Email:                  thomas.visone@bofa.com
todd.blasiak@bofa.com
michael.jentis@bofa.com
lisa.m.irizarry@bofa.com
carl.daniels@bofa.com
patrick.r.thomas@bofa.com
faruqe.alam@bofa.com

8.2	No Waivers

(a)
The obligations of the Acquiring Fund hereunder shall not in any way be modified or limited by reference to any other document, instrument or agreement (including, without limitation, the RVMTP Shares or any other Related Document).  The rights of the Investor hereunder are separate from and in addition to any rights that any Holder or Designated Owner of any RVMTP Share may have under the terms of such RVMTP Share or any Related Document or otherwise.

(b)
No failure or delay by the Acquiring Fund or the Investor in exercising any right, power or privilege hereunder or under the RVMTP Shares shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No failure or delay by the Acquiring Fund or the Investor in exercising any right, power or privilege under or in respect of the RVMTP Shares or any other Related Document shall affect the rights, powers or privileges of the Acquiring Fund or the Investor hereunder or shall operate as a limitation or waiver thereof.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

8.3	Expenses and Indemnification

(a)
The Acquiring Fund shall upon demand reimburse the Investor (to the extent that payments for the following items are not made under the other provisions hereof) for all reasonable out-of-pocket expenses (including reasonable fees and costs of outside counsel, and reasonable consulting, accounting, appraisal, investment banking, and similar professional fees and charges) incurred by the Investor in connection with the enforcement of or preservation of rights under this Agreement, provided, however, that the Acquiring Fund shall not be responsible for the Investor’s costs in connection with any subsequent offer and sale of the RVMTP Shares made by the Investor pursuant to Rule 144A under the Securities Act or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act.  The Acquiring Fund shall not be responsible under this Section 8.3(a) for the fees and costs of more than one law firm in any one jurisdiction with respect to any one proceeding or set of related proceedings for the Investor, unless the Investor shall have reasonably concluded that there are legal defenses available to them that are different from or additional to those available to the Acquiring Fund.

(b)
The Acquiring Fund agrees to indemnify and hold harmless the Investor and each other Indemnified Person of the Investor from and against any losses, claims, damages, liabilities and reasonable out-of-pocket expenses incurred by them (including reasonable fees and disbursements of outside counsel) which are related to or arise out of (A) any material misstatements or any material statements omitted to be made in the N-14 (including any documents incorporated by reference therein) or (B) any claim by any third party relating to the offering or issuance of the RVMTP Shares by the Acquiring Fund or the holding of the RVMTP Shares by the Investor (x) that the Investor aided and abetted a breach of a fiduciary duty by the Acquiring Fund or any director or officer of the Acquiring Fund or (y) arising from any act by the Acquiring Fund or any director or officer of the Acquiring Fund (excluding in any such case of either clauses (A) or (B), claims, losses, liabilities or expenses arising out of or resulting from the gross negligence or willful misconduct of any Indemnified Person as determined by a court of competent jurisdiction).

(c)
The indemnifying party also agrees that if any indemnification sought by an Indemnified Person pursuant to this Agreement is unavailable or insufficient, for any reason, to hold harmless the Indemnified Persons of such other party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), then the indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages and liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the Acquiring Fund on the one hand and the Investor on the other hand from the actual or proposed transactions giving rise to or contemplated by this Agreement or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Acquiring Fund on the one hand and the Investor on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations; provided that in any event the aggregate contribution of the Investor and its Indemnified Persons to all losses, claims, damages, liabilities and expenses with respect to which contributions are available hereunder will not exceed the amount of dividends actually received by the Investor from the Acquiring Fund pursuant to the proposed transactions giving rise to this Agreement.  For purposes of determining the relative benefits to the Acquiring Fund on the one hand, and the Investor on the other, under the proposed transactions giving rise to or contemplated by this Agreement, such benefits shall be deemed to be in the same proportion as (i) the net proceeds received or proposed to be received by the Acquiring Fund pursuant to the transactions, whether or not consummated bears to (ii) the dividends and Optional Redemption Premium paid by the Acquiring Fund to the Investor in connection with the proposed transactions giving rise to or contemplated by this Agreement.  The relative fault of the parties shall be determined by reference to, among other things, whether the actions taken or omitted to be taken in connection with the proposed transactions contemplated by this Agreement (including any misstatement of a material fact or the omission to state a material fact) relates to information supplied by the Acquiring Fund on the one hand, or the Investor on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, misstatement or alleged omission, and any other equitable considerations appropriate in the circumstances.  No Person found liable for a fraudulent misrepresentation shall be entitled to contribution from any Person who is not also found liable for such fraudulent misrepresentation.  The indemnity, reimbursement and contribution obligations under this Agreement shall be in addition to any rights that any Indemnified Person may have at common law or otherwise.

(d)
If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Person proposes to demand indemnification, it shall notify the indemnifying party with reasonable promptness; provided, however, that any failure by such Indemnified Person to notify the indemnifying party shall not relieve the indemnifying party from its obligations hereunder (except to the extent that the indemnifying party is materially prejudiced by such failure to promptly notify).  The indemnifying party shall be entitled to assume the defense of any such action, suit, proceeding or investigation, including the employment of counsel reasonably satisfactory to the Indemnified Person.  The Indemnified Person shall have the right to counsel of its own choice to represent it, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the Indemnified Person in accordance with the preceding sentence or (ii) the Indemnified Person shall have been advised by counsel that there exist actual or potential conflicting interests between the indemnifying party and such Indemnified Person, including situations in which one or more legal defenses may be available to such Indemnified Person that are different from or additional to those available to the indemnifying party; provided, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations be liable for fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Persons of such other party; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the indemnifying party and any counsel designated by the indemnifying party.

Each party further agrees that it will not, without the prior written consent of the other party (the consent of a party shall not be required to the extent such party is neither requesting indemnification nor being requested to provide indemnification), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each other Indemnified Person from all liability and obligations arising therefrom.  The Acquiring Fund further agrees that no Indemnified Person shall have any liability to the Acquiring Fund arising out of or in connection with the proposed transactions giving rise to or contemplated by this Agreement except for such liability for losses, claims, damages, liabilities or expenses to the extent they have resulted from an Indemnified Person’s gross negligence or willful misconduct.  No Indemnified Person shall be responsible or liable to the indemnifying party or any other person for consequential, special or punitive damages which may be alleged as a result of this Agreement.

(e)	Nothing in this Section 8.3 is intended to limit any party’s obligations contained in other parts of this Agreement or the RVMTP Shares.

8.4	Amendments and Waivers

Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Acquiring Fund and the Investor; provided, that the Acquiring Fund shall not make or agree to any amendment or waiver to the Declaration or the Statement that materially and adversely affects any preference, right or power of the RVMTP Shares or the Holders or Designated Owners thereof except as permitted under the Declaration or the Statement.

8.5	Successors and Assigns

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Neither the Acquiring Fund nor the Investor may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party (other than by operation of law), except that (1) any transferee satisfying the requirements set forth in Section 2.1 and which has executed and delivered to the Acquiring Fund the transferee certificate attached as Exhibit C shall, prior to registration of any RVMTP Shares under the Securities Act, have the rights set forth in Section 7.15 and 8.15 shall, so long as such transferee has provided a means for the Acquiring Fund to transmit such information electronically to it, be entitled to receive the information delivered pursuant to Sections 7.1(n) and 7.1(o) and such transferees shall be deemed a party to this Agreement for purposes of Sections 7.1(n) and 7.1(o) and the confidentiality provisions herein as specified in the transferee certificate and (2) the Investor may assign its rights or obligations to any affiliates of the Investor or any tender option bond trust (or similar vehicle) in which the Investor retains the entire residual interest.  Any assignment without such prior written consent shall be void.

8.6	Term of this Agreement

This Agreement shall terminate on the earlier of (a) the registration of any Outstanding RVMTP Shares under the Securities Act and (b) the payment in full of all amounts then due and owing to the Investor hereunder and under the RVMTP Shares; and notwithstanding any termination of this Agreement, Section 8.3, Section 8.7, Section 8.8, Section 8.10, Section 8.11, the second sentence of Section 8.12, and Section 8.13 (for a period of two (2) years after the termination of this Agreement in the case of Section 8.13) shall remain in full force and effect, except that the Investor may assign its rights or obligations to any affiliates of the Investor or any tender option bond trust (or similar vehicle) in which the Investor retains the entire residual interest.  For the avoidance of doubt, if the Investor sells all of its RVMTP Shares and, in the case of a sale to a tender option bond trust (or similar vehicle), neither the Investor nor any affiliate of the Investor retains any residual interest in any RVMTP Shares sold to such tender option bond trust (or similar vehicle) other than in connection with the Investor’s repurchase of the RVMTP Shares from the tender option bond trust (or similar vehicle), no further amounts will be due and owing to the Investor with respect to such RVMTP Shares for purposes of clause (b) of this Section 8.6.

8.7	Governing Law

This Agreement shall be construed in accordance with and governed by the domestic law of the State of New York.

THE PARTIES HERETO HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY.

8.8	Waiver of Jury Trial

The Acquiring Fund and the Investor hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against any other on any matters whatsoever arising out of or in any way connected with this Agreement.

8.9	Counterparts

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Any counterpart or other signature delivered by facsimile or by electronic mail shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by that party.  The parties hereto further acknowledge and agree that this Agreement may be signed and/or transmitted by e-mail or a .pdf document or using electronic signature technology (e.g., via DocuSign, Adobesign, or other electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (i) to the extent a party signs this Agreement using electronic signature technology, by clicking “SIGN”, such party is signing this Agreement electronically; and (ii) the electronic signatures appearing on this Agreement shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

8.10	Beneficiaries

This Agreement is not intended and shall not be construed to confer upon any Person other than the parties hereto and their successors and permitted assigns any rights or remedies hereunder.

8.11	Entire Agreement

This Agreement shall constitute the entire agreement and understanding between the parties hereto with respect to the matters set forth herein and shall supersede any and all prior agreements and understandings relating to the subject matter hereof.

8.12	Relationship to the Statement

The Acquiring Fund and the Investor agree that the representations, warranties, covenants and agreements contained in this Agreement are in addition to the terms and provisions set forth in the Statement.

8.13	Confidentiality

Any information delivered by a party to this Agreement to any other party pursuant to this Agreement, including, without limitation, pursuant to Section 7.1 in the case of the Acquiring Fund (collectively, the “Information”), shall not be disclosed by such other party (or its affiliates or their respective employees, representatives or agents) to any person or entity (except as required by law or to such of its affiliates, employees, officers, directors, agents, or legal counsel who have a need to know such Information and are directed to keep such Information confidential) without the prior written consent of the party delivering the Information.  The parties agree that the Information (including, but not limited to, the Information provided pursuant to Sections 7.1(n) and 7.1(o)) shall be used solely for the purposes set forth in this Agreement and the other Related Documents, including the purposes set forth in the next paragraph of this Section 8.13, and for no other purpose, including the purchase or sale by the Investor (or its affiliates) of the Acquiring Fund’s Common Shares or any other security.  Without limiting the foregoing, the parties hereto expressly agree to maintain the Information in confidence for purposes of Regulation FD promulgated under the Securities Exchange Act of 1934, as amended.  Notwithstanding anything to the contrary in this Agreement, Portfolio Information of the Acquiring Fund (1) is the confidential property of the Acquiring Fund, (2) may not be used for any purpose except in connection with the provision of services to the Acquiring Funds or for an agreed-upon legitimate business purpose (which shall be deemed to include, for example, credit monitoring and risk management monitoring activities with respect to the RVMTP Shares), and (3) may not be traded upon by any Person in receipt of such Information.  Upon the written request from the Acquiring Fund or the Investment Manager, the Investor shall, and shall direct its affiliates or employees, representatives or agents to, promptly return or destroy any Portfolio Information as requested by the Acquiring Fund or the Investment Manager, as applicable, except as otherwise required by applicable law, rule, or regulation or the Investor’s record retention policies and procedures.

The obligations of confidentiality and use set out in the preceding paragraph do not extend to Information that is or becomes available to the public or is or becomes available to the party receiving the Information on a non-confidential basis or is disclosed to Holders or Designated Owners or potential Holders or Designated Owners (including potential investors in tender option bond trusts (or similar vehicles) where such trust is a potential Holder or Designated Owner), in each case in their capacity as such, in the offering documents of the Acquiring Fund, in notices to Holders or Designated Owners pursuant to one or more of the Related Documents, was or is independently developed by the party receiving the Information without use or reference to the Information provided by the disclosing party, or pursuant to the Acquiring Fund’s or the Investor’s informational obligations under Rule 144A(d)(4) or other reporting obligation of the Securities and Exchange Commission; or is required or requested to be disclosed (i) by a regulatory agency (including self-regulatory agencies) or in connection with an examination of either party or its representatives by regulatory authorities (including self-regulatory authorities), (ii) pursuant to judicial order, subpoena or other legal, regulatory, or self-regulatory process, (iii) by an authorized government agency, (iv) to its independent attorneys or auditors, (v) as requested or required by any NRSRO, (vi) as otherwise required by, or requested to be disclosed pursuant to, law, rule, or regulation, (vii) in connection with the exercise of any remedies hereunder or in any suit, action or proceeding relating to this Agreement and the enforcement of rights hereunder, (viii) to an affiliate, director, officer, employee, or agent (including professional advisor) of the disclosing party that is subject to a written agreement containing provisions substantially similar to those of this Section 8.13, (ix) by or to a prospective purchaser of the RVMTP Shares that is (a) a transferee that would be permitted pursuant to Section 2.1(b) of this Agreement and (b) aware of the confidentiality provisions of this Section 8.13 and is subject to an agreement with the transferor containing provisions substantially similar thereto and that states that the Acquiring Fund is an express third party beneficiary thereof, and (x) subject to an agreement containing provisions substantially similar to those of this Section 8.13 and with the prior written consent of the other party to this Agreement, which consent shall not be unreasonably withheld, to any actual or prospective counterparty in any swap or derivative transactions; provided that, notwithstanding the foregoing, the Investor (and its affiliates or their respective employees, representatives or agents) may only disclose Portfolio Information to its employees and agents who are subject to a duty, and/or have been directed, to keep and treat such information as confidential.  In the event that Information is disclosed pursuant to any of clauses (i), (ii), (iii), (v), (vi), and (vii) above, the party disclosing such Information shall (A) furnish only that portion of the Information which the party disclosing the Information is advised by outside legal counsel is legally required or advisable, (B) inform the recipient of the Information that the Information is confidential, (C) make commercially reasonable efforts to encourage the recipient of the Information to maintain the confidential and proprietary nature of the Information, and (D) conspicuously and clearly mark all of the Information as confidential before disclosing the Information.  For the avoidance of doubt, Information disclosed to the Investor as a Holder or Designated Owner on a confidential basis in the offering documents relating to the RVMTP Shares or pursuant to the Related Documents is subject to the obligations of confidentiality set out in the preceding paragraph except to the extent otherwise provided above in this paragraph.  For the avoidance of doubt, references in this Section 8.13 to “regulatory agency,” “regulatory authorities,” “government agency” and “law or regulation” shall be deemed to include the Internal Revenue Service and state taxation authorities.

Notwithstanding anything herein to the contrary, permitted recipients of Information and/or Portfolio Information (and each employee, representative or other agent of such recipients) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transaction contemplated by this Agreement.  For this purpose, “tax structure” is limited to any facts relevant to the U.S. federal income tax treatment of the transaction and does not include information relating to the specific identity of the parties.

Pursuant to Section 8.6 above, the confidentiality obligations set forth in this Section 8.13 shall survive for a period of two (2) years following the termination of this Agreement.

8.14	Severability

In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby so long as the intent of the parties to this Agreement shall be preserved.

8.15	Consent Rights of the Majority Participants to Certain Actions.

For so long as none of the RVMTP Shares have been registered under the Securities Act, without the affirmative vote or consent of the Majority Participants, neither the Acquiring Fund nor the Board of Trustees will take or authorize the taking of any of the actions set forth under clauses (a) through (e) of this Section 8.15:

(a)
The termination by the Acquiring Fund of any Rating Agency or the selection of any Other Rating Agency, either in replacement for a Rating Agency or as an additional Rating Agency with respect to the RVMTP Shares.

(b)
The Acquiring Fund issuing or permitting to exist any “senior security” (as defined in the 1940 Act as of the date hereof or, in the event such definition shall be amended, with such changes to the definition thereof as consented to by the Majority Participants) other than the RVMTP Shares issued and sold pursuant to this Agreement or indebtedness for borrowed money of the Acquiring Fund, except (i) borrowings for temporary purposes in an amount not to exceed 5% of the assets of the Acquiring Fund, which borrowings are repaid within sixty (60) days of the incurrence thereof, (ii) the issuance of senior securities or the incurrence of indebtedness for borrowed money, the proceeds of which will be used for the exchange, retirement, redemption or repurchase of the RVMTP Shares, and costs incurred in connection therewith, (iii) the Acquiring Fund’s previously issued and outstanding Remarketable Variable Rate MuniFund Term Preferred Shares, if any; (iv) the issuance of additional series of Remarketable Variable Rate MuniFund Term Preferred Shares (including, but not limited to, any additional Series of RVMTP Shares) or other Preferred Shares and (v) as may be otherwise approved or consented to by the Majority Participants, provided that if any such “senior security” is created or incurred by the Acquiring Fund it shall not require the approval of the Majority Participants if the Acquiring Fund exchanges, redeems, retires or terminates such “senior security” or otherwise cures such non-compliance within ten (10) Business Days of receiving notice of the existence thereof.

(c)
The Acquiring Fund (i) creating or incurring or permitting to be incurred or to exist any lien on any other funds, accounts or other property held under the Declaration or the Statement, except as permitted by the Declaration or the Statement or (ii) except for any lien for the benefit of the Custodian of the Acquiring Fund on the assets of the Acquiring Fund held by such Custodian, or any lien arising by operation of law, pledging any portfolio security to secure any senior securities or other liabilities to be incurred by the Acquiring Fund (including under any tender option bond trust (or similar vehicle) of which the residual floating rate trust certificates will be owned by the Acquiring Fund) unless the securities pledged pursuant to all such pledge or other security arrangements are valued for purposes of such security arrangements in an aggregate amount not less than 70% of their aggregate Market Value for purposes of determining the value of the collateral required to be posted or otherwise provided under all such security arrangements; provided, that the required collateral value under such security arrangements shall not exceed the Market Value of the exposure of each secured party to the credit of the Acquiring Fund; and provided further, that it shall not require the approval of the Majority Participants if any pledge or security interest in violation of the preceding sentence is created or incurred by the Acquiring Fund and the Acquiring Fund cures such violation within ten (10) Business Days of receiving notice of the existence thereof.

(d)
Approval of any amendment, alteration or repeal of any provision of the Declaration or the Statement, whether by merger, consolidation or otherwise, that would affect any preference, right or power of the RVMTP Shares or the Holders thereof provided, however, that (i) a change in the capitalization of the Acquiring Fund in accordance with Section 2.9 of the Statement shall not be considered to affect the rights and preferences of the RVMTP Shares, and (ii) a division of an RVMTP Share shall be deemed to affect such preferences, rights or powers only if the terms of such division materially and adversely affect the Holders of the RVMTP Shares.  For purposes of the foregoing, no matter shall be deemed to affect any preference, right or power of an RVMTP Share of any Series or the Holder thereof unless such matter (A) alters or abolishes any preferential right of such RVMTP Share, or (B) creates, alters or abolishes any right in respect of redemption of such RVMTP Share (other than solely as a result of a division of an RVMTP Share).

(e)
Approval of any action to be taken pursuant to Sections 2.6(h) and 2.16 of the Statement other than the issuance of additional series of Remarketable Variable Rate MuniFund Term Preferred Shares, including, but not limited to, any additional Series of RVMTP Shares, or other Preferred Shares.

In addition, if the Board of Trustees shall designate a replacement to the S&P Municipal Bond 7 Day High Grade Rate Index pursuant to the definition of SIFMA Municipal Swap Index contained in the Statement, the Acquiring Fund shall notify the Holders of the RVMTP Shares within five (5) Business Days of such designation, and if within thirty (30) days of such notice the Majority Participants shall have objected in writing to the designated replacement, the Board of Trustees shall designate a replacement to such index as agreed to between the Acquiring Fund and the Majority Participants.  In such event, the replacement index initially approved by the Board of Trustees shall be the index in effect for purposes of the Statement until a new index has been approved by the Acquiring Fund and the Majority Participants.

8.16	No Individual Liability

This Agreement is executed by or on behalf of the Board of Trustees of the Acquiring Fund, and the Board of Trustees of each Acquired Fund, as applicable, solely in their capacity as such trustees and shall not constitute their personal obligation either jointly or severally in their individual capacities.  In accordance with the Declaration, no trustee, shareholder, officer, employee or agent of the Acquiring Fund, or any Acquired Fund, as applicable, shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise under this Agreement.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PIMCO NEW YORK MUNICIPAL INCOME FUND II

By:	/s/ Joshua D. Ratner
Name: Joshua D. Ratner
Title: President

PIMCO NEW YORK MUNICIPAL INCOME FUND

By:	/s/ Joshua D. Ratner
Name: Joshua D. Ratner
Title: President

PIMCO NEW YORK MUNICIPAL INCOME FUND III

By:	/s/ Joshua D. Ratner
Name: Joshua D. Ratner
Title: President

[Signature Page to Series 2054 RVMTP Exchange Agreement]

BANC OF AMERICA PREFERRED FUNDING CORPORATION
By:	/s/ Michael Jentis
Name: Michael Jentis
Title: Authorized Signatory

[Signature Page to Series 2054 RVMTP Exchange Agreement]

SCHEDULE 1

Description of RVMTP Shares:	PIMCO New York Municipal Income Fund II Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2054 with a Liquidation Preference of $100,000 per share, with CUSIP: 72200Y508.

SCHEDULE 2

RVMTP SHARES TO BE CREDITED PURSUANT TO PARTICIPANT INSTRUCTIONS

Legal Name of Investor	Address of Investor	Investor’s Taxpayer Identification Number	DTC Participant Number	FFC Account Number Account Number at Bank/Broker
Banc of America Preferred Funding Corporation	One Bryant Park 1111 Avenue of the Americas, 3rd Floor New York, NY 10036	75-2939570	901	790946

EXHIBIT A

FORMS OF OPINIONS OF COUNSEL FOR THE ACQUIRING FUND

A-1

EXHIBIT A-1

FORM OF CORPORATE AND 1940 ACT OPINION

[On File]

A-1-1

EXHIBIT A-2

FORM OF TAX OPINION

[On File]

A-2-1

EXHIBIT A-3

FORM OF OPINION OF COUNSEL FOR THE CALCULATION AND PAYING AGENT

[On File]

A-3-1

EXHIBIT B

ELIGIBLE ASSETS

On the Effective Date and at all times thereafter:

1.	“Eligible Assets” are hereby defined to consist only of the following as of the time of investment:

A.	Debt obligations

i.
“Municipal securities,” defined as obligations of a State, the District of Columbia, a U.S. territory or a political subdivision thereof, and including general obligations, limited obligation bonds, revenue bonds, and obligations that satisfy the requirements of section 142(b)(1) of the Internal Revenue Code of 1986 issued by or on behalf of any State, the District of Columbia, any U.S. territory or any political subdivision thereof, including any municipal corporate instrumentality of 1 or more States, or any public agency or authority of any State, the District of Columbia, any U.S. territory or any political subdivision of thereof, including obligations of any of the foregoing types related to financing a 501(c)(3) organization. For the purposes of the foregoing, “municipal securities” may include, “municipal securities” acquired via origination or acquisition by the Fund, loan assignments, loan participations or similar interests that may not be considered “securities” as defined under the Securities Act (such securities, “Municipal Loan Investments”), provided that the Fund (i) will not invest more than 10% of the Fund’s total assets in such Municipal Loan Investments and (ii) will not invest in a Municipal Loan Investment if it would result in more than 3% of the Fund’s total assets being loaned, directly or indirectly, to a particular borrower (in each case measured at the time of investment). The purchase of any municipal security will be based upon the Investment Manager’s assessment of an asset’s relative value in terms of current yield, price, credit quality, and future prospects; and the Investment Manager will monitor the Acquiring Fund’s creditworthiness of its portfolio investments and analyze economic, political and demographic trends affecting the markets for such assets. Eligible Assets shall include any municipal securities that at the time of purchase are paying scheduled principal and interest or if at the time of purchase are in payment default, then in the sole judgment of the Investment Manager are expected to produce payments of principal and interest whose present value exceeds the purchase price.

ii.	Debt obligations of the United States.

iii.
Debt obligations issued, insured, or guaranteed by a department or an agency of the U.S. Government, if the obligation, insurance, or guarantee commits the full faith and credit of the United States for the repayment of the obligation.

iv.	Debt obligations of the Washington Metropolitan Area Transit Authority guaranteed by the Secretary of Transportation under Section 9 of the National Capital Transportation Act of 1969.

v.	Debt obligations of the Federal Home Loan Banks.

vi.	Debt obligations, participations or other instruments of or issued by the Federal National Mortgage Association or the Government National Mortgage Association.

vii.	Debt obligations which are or ever have been sold by the Federal Home Loan Mortgage Corporation pursuant to sections 305 or 306 of the Federal Home Loan Mortgage Corporation Act.

viii.
Debt obligations of any agency named in 12 U.S.C. § 24(Seventh) as eligible to issue obligations that a national bank may underwrite, deal in, purchase and sell for the bank’s own account, including qualified Canadian government obligations.

ix.	Debt obligations of issuers other than those specified in (i) through (viii) above that are not “distressed or in default” and that are “marketable.” For these purposes, an obligation is

(aa)       “marketable” if:

(A) it is registered under the Securities Act;

(B) it is offered and sold pursuant to Securities and Exchange Commission Rule 144A; 17 CFR 230.144A; or

(C) it can be sold with reasonable promptness at a price that corresponds reasonably to its fair value; and

(bb)      not “distressed or in default” if:

(A) it has received an investment grade rating from an NRSRO or, if not rated by an NRSRO, from the Investment Manager’s internal rating analysis,

(B) the obligor had adequate capacity to meet financial commitments under the security for the projected life of the asset or exposure as solely determined by the Investment Manager based on the Investment Manager’s internal credit due diligence, which capacity is presumed if the risk of default by the obligor is low and the full and timely repayment of principal and interest at the time of acquisition by the Acquiring Fund was expected, or

(C) it is purchased by the Acquiring Fund at a price that the Investment Manager believes is below the aggregate principal and interest expected to be received on the obligation, provided that, with respect to assets qualifying as “not ‘distressed or in default’” by way of this clause (C), the Acquiring Fund may not invest more than 5% of its total assets in such assets.

x.
Other assets that are not described in (i) through (viii) above, if the Investment Manager provides written notice to the Investor indicating the Acquiring Fund’s intent to invest in such asset and describing such asset in reasonable detail at least five Business Days prior to such investment and the Investor affirmatively approves such investment. The Investor will use commercially reasonable efforts to respond to the Investment Manager’s request within such five Business Day period.

xi.
Certificates or other securities evidencing ownership interests in a municipal bond trust structure (generally referred to as a tender option bond structure) that invests in (a) debt obligations of the types described in (i) above or (b) depository receipts reflecting ownership interests in accounts holding debt obligations of the types described in (i) above.

xii.	Bank capital securities of both non-U.S. (foreign) and U.S. issuers, other obligations including without limitation certificates of deposit, bankers’ acceptances and fixed time deposits.

The bonds, notes and other debt securities referenced in (A) above shall be defined as Eligible
Assets. An asset shall not lose its status as an Eligible Asset solely by virtue of the fact that:

•	it provides for repayment of principal and interest in any form including fixed and floating rate, zero interest, capital appreciation, discount, leases, and payment in kind; or

•	it is for long-term or short-term financing purposes.

B.	Derivatives

i.	Interest rate derivatives;

ii.	Swaps, futures, forwards, structured notes, options and swaptions related to Eligible Assets or on an index related to Eligible Assets; or

iii.	Credit default swaps.

C.	Other Assets

i.	Cash;

ii.	Repurchase agreements on assets described in A above; or

iii.
Taxable fixed-income securities, for the purpose of acquiring control of an Acquiring Fund whose municipal bonds (a) the Acquiring Fund already owns and (b) have deteriorated or are expected shortly to deteriorate that such investment should enable the Acquiring Fund to better maximize its existing investment in such Acquiring Fund, provided that the Acquiring Fund may invest no more than 0.5% of its total assets in such securities.

D.
Assets not otherwise covered in A, B or C above that the Investment Manager may determine are in the best interest of shareholders of the Acquiring Fund to acquire in pursuing a workout arrangement with Acquiring Funds (of the types described in A above) of defaulted obligations, including, but not limited to, loans to the defaulted Acquiring Fund or another party pursuant to the workout arrangement, or a debt, equity or other interest in the defaulted issuer or other party to the workout arrangement, provided that the Acquiring Fund may not invest more than 2% of its total assets in any such assets (as measured at the time of investment). The Acquiring Fund agrees that it will only acquire equity securities pursuant to this Section 1.D. that it reasonably expects at the time of acquisition to hold for a period not to exceed five (5) years from the date of acquisition.

E.	Other assets, upon written agreement of all Holders of the RVMTP Shares (“Holders”) that such assets are eligible for purchase by the Holders.

F.
Shares of any investment company registered under the 1940 Act sub-classified as a “closed-end company” pursuant to Section 5(a)(2) of the 1940 Act that has adopted and disclosed an investment policy to invest, under normal circumstances, at least 80% of the value of its Assets (as defined in Rule 35d-1 under the 1940 Act) in municipal securities.

G.
Shares of any investment company registered under the 1940 Act sub-classified as an “open-end company” pursuant to Section 5(a)(1) of the 1940 Act that has adopted and disclosed in its registration statement an investment policy to invest, under normal circumstances, at least 80% of the value of its Assets (as defined in Rule 35d-1 under the 1940 Act) in municipal securities.

2.
The Investment Manager has instituted policies and procedures that it believes are sufficient to ensure that the Acquiring Fund and it comply with the representations, warranties and covenants contained in this Exhibit B to the Agreement.

3.
The Acquiring Fund will, upon request, provide the Holder(s) and their internal and external auditors and inspectors as the Holder(s) may from time to time designate, with all reasonable assistance and access to information and records of the Acquiring Fund relevant to the Acquiring Fund’s compliance with and performance of the representations, warranties and covenants contained in this Exhibit B to the Agreement, but only for the purposes of internal and external audit.

EXHIBIT C

TRANSFEREE CERTIFICATE

PIMCO New York Municipal Income Fund II
650 Newport Center Drive
Newport Beach, CA 92660
Attention: Ryan Leshaw

Ladies and Gentlemen:

Reference is hereby made to the Exchange Agreement (the “Exchange Agreement”), dated August 1, 2025 between PIMCO New York Municipal Income Fund II, a closed-end fund organized as a Massachusetts business trust, as issuer (“PNI”, the “Acquiring Fund” or the “Issuer”); PIMCO New York Municipal Income Fund (“PNF”), PIMCO New York Municipal Income Fund III (“PYN”, and together with PNF the “Acquired Funds”) and Banc of America Preferred Funding Corporation, a Delaware corporation, including its successors by merger or operation (the “Transferor”).  Capitalized terms used but not defined herein shall have the meanings given them in the Exchange Agreement.

In connection with the proposed sale by the Transferor of _______________ RVMTP Shares (the “Transferred Shares”) to the undersigned transferee (the “Transferee”), the undersigned agrees and acknowledges, on its own behalf, and makes the representations and warranties, on its own behalf, as set forth in this certificate (this “Transferee Certificate”) to the Acquiring Fund and the Transferor:

1.          The Transferee certifies to one of the following (check a box):

❑  it is a “qualified institutional buyer” (a “QIB”) (as defined in Rule 144A under the Securities Act or any successor provision) (“Rule 144A”) that is a registered closed-end management investment company the shares of which are traded on a national securities exchange (a “Closed-End Fund”), a bank or an entity that is a 100% direct or indirect subsidiary of a bank’s publicly traded holding company (a “Bank”), insurance company or registered open-end management investment company, in each case, to which any offer and sale is being made pursuant to Rule 144A or another available exemption from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act;

❑  it is a tender option bond trust (or similar vehicle) in which all investors are QIBs that are Closed-End Funds, Banks, insurance companies, or registered open-end management investment companies; or

❑  it is a person which the Acquiring Fund has consented in writing to permit to be the holder of the Transferred Shares.

2.          The Transferee certifies that it (check a box):

❑  is not a PIMCO Person that after such sale and transfer, would own more than 20% of the Outstanding RVMTP Shares; or

❑  has received the prior written consent of the Acquiring Fund.

3.          The Transferee understands and acknowledges that the Transferred Shares are “restricted securities” and have not been registered under the Securities Act or any other applicable securities law, are being offered for sale pursuant to Rule 144A of the Securities Act or another available exemption from registration under the Securities Act, in a manner not involving any public offering with the meaning of Section 4(a)(2) of the Securities Act, and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, pursuant to an exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth in this Transferee Certificate.

4.          The Transferee is purchasing the Transferred Shares for its own account for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property be at all times within its or their control and subject to its or their ability to resell such securities pursuant to Rule 144A or any exemption from registration available under the Securities Act.

5.          The Transferee agrees on its own behalf and on behalf of each subsequent holder or owner of the Transferred Shares by its acceptance thereof will agree to offer, sell or otherwise transfer the Transferred Shares only to Persons that are (A)(i) QIBs that are Closed-End Funds, Banks, insurance companies or registered open-end management investment companies, (ii) tender option bond trusts (or similar vehicles) in which all investors are QIBS that are Closed-End Funds, Banks, insurance companies, or registered open-end management investment companies, in each case, pursuant to Rule 144A or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act, or (iii) other investors which the Acquiring Fund has consented in writing to permit to be a holder of the Transferred Shares and (B) unless the prior written consent of the Acquiring Fund has been obtained, not PIMCO Persons, if such PIMCO Persons would, after such sale and transfer, own more than 20% of the Outstanding RVMTP Shares.

6.        The Transferee acknowledges that the RVMTP Shares were issued in book-entry form and are represented by one global certificate and that the global certificate representing the RVMTP Shares (unless sold to the public in an underwritten offering of the RVMTP Shares pursuant to a registration statement filed under the Securities Act) contains a legend substantially to the following effect:

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY TO (1)(A) A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” THAT IS A REGISTERED CLOSED-END MANAGEMENT INVESTMENT COMPANY, THE SHARES OF WHICH ARE TRADED ON A NATIONAL SECURITIES EXCHANGE, BANKS, INSURANCE COMPANIES OR REGISTERED OPEN-END MANAGEMENT INVESTMENT COMPANIES, IN EACH CASE, IN AN OFFER AND SALE MADE PURSUANT TO RULE 144A OR ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, IN A MANNER NOT INVOLVING ANY PUBLIC OFFERING WITHIN THE MEANING OF SECTION 4(a)(2) OF THE SECURITIES ACT;  (B) A TENDER OPTION BOND TRUST (OR SIMILAR VEHICLE) IN WHICH ALL INVESTORS ARE PERSONS THE HOLDER REASONABLY BELIEVES ARE QUALIFIED INSTITUTIONAL BUYERS THAT ARE REGISTERED CLOSED-END MANAGEMENT INVESTMENT COMPANIES, THE SHARES OF WHICH ARE TRADED ON A NATIONAL SECURITIES EXCHANGE, BANKS, INSURANCE COMPANIES, OR REGISTERED OPEN-END MANAGEMENT INVESTMENT COMPANIES; OR (C) A PERSON THAT THE ISSUER OF THE SECURITY HAS APPROVED IN WRITING TO BE THE HOLDER OF THE SECURITY AND (2) UNLESS THE PRIOR WRITTEN CONSENT OF THE ISSUER OF THE SECURITY IS OBTAINED, NOT A PIMCO PERSON (AS DEFINED IN THE PURCHASE AGREEMENT, DATED APRIL 17, 2024, BETWEEN THE ISSUER OF THE SECURITY AND BANC OF AMERICA PREFERRED FUNDING CORPORATION), IF SUCH PIMCO PERSON WOULD, AFTER SUCH SALE AND TRANSFER, OWN MORE THAN 20% OF THE OUTSTANDING RVMTP SHARES.

7.        The Transferee has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Transferred Shares, and has so evaluated the merits and risks of such investment.  The Transferee is able to bear the economic risk of an investment in the Transferred Shares and, at the present time, is able to afford a complete loss of such investment.

8.          The Transferee acknowledges that it has received a copy of the Exchange Agreement and Appendices thereto and agrees to abide by any obligations therein binding on a transferee of the RVMTP Shares and the confidentiality obligations therein with respect to information relating to the Acquiring Fund as if it were the Transferor.

9.          The Transferee acknowledges that it has received a copy of the Registration Rights Agreement and agrees to abide by any obligations therein binding on a transferee of the RVMTP Shares.

10.      The Transferee acknowledges that it has been given the opportunity to obtain from the Acquiring Fund the information referred to in Rule 144A(d)(4) under the Securities Act, and has either declined such opportunity or has received such information and has had access to and has reviewed all information, documents and records that it has deemed necessary in order to make an informed investment decision with respect to an investment in the Transferred Shares and that the Transferee understands the risk and other considerations relating to such investment.

11.        The Transferee acknowledges that it has sole responsibility for its own due diligence investigation and its own investment decision relating to the Transferred Shares.  The Transferee understands that any materials presented to the Transferee in connection with the purchase and sale of the Transferred Shares does not constitute legal, tax or investment advice from the Acquiring Fund.  The Transferee has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the purchase of the Transferred Shares.

12.      The Transferee is not purchasing the Transferred Shares as a result of any advertisement, article, notice or other communication regarding the Transferred Shares published in, nor was it offered the Transferred Shares by, any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to its knowledge, any other general solicitation or general advertisement.

13.        Other than consummating the purchase of the Transferred Shares, the Transferee has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Transferee, executed any other purchases of securities of the Fund which may be integrated with the proposed purchase of the Transferred Shares by the Transferee.

14.      The Transferee acknowledges that each of Transferor and the Acquiring Fund and their respective affiliates and others will rely on the acknowledgments, representations and warranties contained in this Transferee’s Certificate as a basis for exemption of the sale of the Transferred Shares under the Securities Act, under the securities laws of all applicable states, and for other purposes.  The Transferee agrees to promptly notify the Acquiring Fund and the Transferor if any of the acknowledgments, representations or warranties set forth herein are no longer accurate.

15.        This Transferee’s Certificate shall be governed by and construed in accordance with the laws of the State of New York.

16.       If the Transferee is acquiring the Transferred Shares as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.

17.       The Transferee agrees to provide, together with this completed and signed Transferee’s Certificate, a completed and signed IRS Form W-9, Form W-8 or successor form, as applicable.  The Transferee agrees to provide, together with this completed and signed Transferee’s Certificate or at a later date or dates as requested by the Acquiring Fund, any other documentation, certifications or information requested by the Acquiring Fund for the Acquiring Fund to comply with the reporting requirements of the Foreign Account Tax Compliance Act, as codified in Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended, and any Treasury Regulations or other guidance issued thereunder (“FATCA”).  The Transferee understands that, if the Transferee fails to provide such documentation, certifications or information, the Fund may be required to withhold on payments to the Transferee, including payments of dividends or redemption proceeds, as required by FATCA.  The Transferee further understands that the Acquiring Fund may disclose information provided by the Transferee to the Internal Revenue Service or other parties as necessary to comply with FATCA.

18.        The Transferee certifies that it is (check a box):

☐   (1) an entity taxed as a corporation that (i) joins in filing a consolidated federal corporate income tax return with the Transferor, or (ii) is otherwise an affiliate of the Transferor and is taxed as a corporation (excluding any such entity that is taxed as a regulated investment company under Subchapter M of the Code), or (2) an entity that is a direct or indirect wholly-owned subsidiary of one or more of the entities described in clause (1) (each of the entities described in clauses (1) or (2), a “Corporate Affiliate”); or

☐   not a Corporate Affiliate.

[Signature Page Follows.]

The undersigned has provided a completed and signed IRS Form W-9, Form W-8 or successor form, as applicable, and has caused this Transferee’s Certificate to be executed by its duly authorized representative as of the date set forth below.

Date:
Name of Transferee (use exact name in which Transferred Shares are to be registered):

Authorized Signature

Print Name and Title
Address of Transferee for Registration of Transferred Shares:

Transferee’s taxpayer identification number:

EXHIBIT D

INFORMATION TO BE PROVIDED BY THE ACQUIRING FUND

Reporting as of:____________

TOB Floaters: $____________

CUSIP	Portfolio Name	Description	Market Value	Par Value	Rating	State

[●]	[●]	[●]	[●]	[●]	[●]	[●]

D-1

EXHIBIT E

AMENDED AND RESTATED STATEMENT ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES OF THE REMARKETABLE VARIABLE RATE MUNIFUND TERM PREFERRED SHARES

[Begins on the Following Page]

[On File]

E-1

EXHIBIT F

ACTION BY WRITTEN CONSENT OF SOLE SHAREHOLDER

[Begins on the Following Page]

[On File]

F-1